"PRELIMINARY PROXY MATERIALS"

                            ASSET PURCHASE AGREEMENT


                  Asset Purchase Agreement dated as of November 30, 2000, by and among Union Espanola de Explosivos S.A. ("Parent"), a Spanish S.A., Union Espanola de Explosivos-MSI International, S.A., a Spanish S.A. ("Purchaser"), UMSI Acquisition Co., a Delaware corporation ("Purchaser's Subsidiary"), and Mining Services Interna tional Corporation, a Utah corporation ("Seller") relating to the sale of the civil explosives business of Seller.

                  WHEREAS, each of the Boards of Directors of Parent, Purchaser, Purchaser's Subsidiary and Seller has approved, and deems it advisable and in the best interests of its respective shareholders to consummate the acquisition of the Assets (as defined herein) and Seller's Purchased Subsidiaries (as defined herein) by Purchaser, Purchaser's Subsidiary or an Affiliate of Parent, which acquisition is to be effected by the sale by Seller of all the Assets to Purchaser, Purchaser's Subsidiary or an Affiliate of Parent subject only to those liabilities expressly assumed by Purchaser, Purchaser's Subsidiary or an Affiliate of Parent as the case may be pursuant hereto, and otherwise upon the terms and subject to the conditions set forth herein;

                  WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent, Purchaser and Purchaser's Subsidiary to enter into this Agreement, Parent and certain stockholders of Seller (collectively, the "Stockholders") are entering into an agreement ("the Stockhold ers Agreement") pursuant to which the Stockholders will vote to adopt and approve the Transactions (as defined herein) contemplated by this Agreement and to take certain other actions in furtherance of the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth in the Stockholders Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

                  "Accounts Receivable" means any and all trade accounts, notes and other receivables of Seller and the Business Subsidiaries in respect of the Business and all claims relating thereto or arising therefrom other than the account receivables owed to Seller by West Africa Chemicals.

                  "Acquisition Proposal" shall mean any proposal or offer made by any Person other than Parent, Purchaser, Purchaser's Subsidiary or any Subsidiary of Parent to acquire all or a substantial part of the business or properties of Seller, the Business or any Business Subsidiary or any capital stock of any Business Subsidiary, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving Seller or any Business Subsidiary, or operating or principal business unit of the Business, but shall not include a proposal or offer to acquire all or substantially all the stock or assets of Seller on terms which do not interfere with the consummation of the Transactions.

                  "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

                  "Agreement" or "this Agreement" shall mean this Asset Purchase Agreement, together with the Exhibits and Appendices hereto and the Disclosure Schedule.

                  "Applicable Law" shall mean any law, regulation, rule, order, judgment or decree to which the Business, the Assets or Seller or any of its Subsidiaries is subject, but shall not include any law, regulation, rule, order, judgment or decree to which Seller is subject but which relates to Seller's operations unrelated to the Business.

                  "Assets" has the meaning set forth in Section 2.1.

                  "Associate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

                  "Assumed  Liabilities"  has the  meaning  set forth in Section
2.3.

                  "Balance Sheet Date" shall mean the date of the June 30, 2000 Balance Sheet.

                  "Business"   shall  mean  the  civil  explosives  and  related
products business heretofore conducted by Seller, including the Assets and all the goodwill appurtenant to such businesses and assets.

                  "Business Intellectual Property" shall mean all Intellectual Property that is currently owned by Seller or any of its Subsidiaries for the benefit of the Business or by any Business Subsidiary or used in the business of the Business or any Business Subsidiary or that is necessary to conduct the business of the Business or the Business Subsidiaries as presently conducted.

                  "Business Subsidiary" shall mean each Subsidiary of Seller which comprises or conducts a part of the Business.

                  "Canadian Union Contract" shall mean the agreement entered into by the unionized-employees of Seller.

                  "Closing" shall mean the closing referred to in Section 3.1.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Contract" shall mean any agreement, contract, mortgage, indenture, lease, franchise or other instrument to which Seller or any Business Subsidiary is a party primarily relating to the Business or by which any of the Assets is bound.

                  "Computer Software" shall mean computer software programs, databases and all documentation related thereto other than "off-the-shelf" or "shrinkwrap" software.

                  "Confidentiality Agreement" shall mean a letter agreement dated April 11, 2000 between Seller and Parent.

                  "Copyrights" shall mean U.S. and foreign registered and unregistered copyrights (including those in computer software and databases), rights of publicity and all registrations and applications to register the same.

                  "Defect" shall mean a defect or impurity of any kind, whether in design, manufacture, processing, or otherwise, including any dangerous propensity associated with any reasonably foreseeable use of a Product, or the failure to warn of the existence of any defect, impurity, or dangerous propensity other than the dangerous propensities inherent in a Product.

                  "Disclosure Schedule" shall mean the disclosure schedule of even date herewith prepared and signed by Seller and delivered to Purchaser simultaneously with the execution hereof.

                  "DOJ" shall mean the Antitrust Division of the United States Department of Justice.

                  "Domestic Business" shall mean the portion of the Business whose operations are primarily based within the United States, its territories and possessions and Canada.

                  "Due Date" shall mean the last day on which under applicable law any Tax Return is required or permitted to be filed with the appropriate Governmental Entity without the imposition of any penalties or interest for late filing.

                  "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, charges, easements, restrictions on use of enjoyment, pledges, proxies voting trusts or agreements, obligations, understandings or arrangements imposing restrictions on title or use or other restrictions on title or transfer of any nature whatsoever.

                  "Environmental Claim" shall mean any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging actual or potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by Seller related to the Business or any Business Subsidiary, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "Environmental Law" shall mean each federal,  state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with Seller would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

                  "ERISA Claim" shall mean a claim for indemnification or defense arising out of Section 9.1(b)(ii), including reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Purchaser or Purchaser's Subsidiary arising under
Section 9.1(b)(ii).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Financial Statements" shall mean (a) the consolidated balance sheets of Seller as at December 31, in each of the years 1997, 1998 and 1999 together with consolidated statements of income, shareholders' equity and cash flows for each of the years then ended, together with the notes thereto, all certified by Tanner+Co, independent certified public accountants, whose reports thereon are included therein, (b) an unaudited consolidated balance sheet of the Seller as at March 30 and June 30, 2000 and unaudited consolidated statements of income, shareholders' equity and cash flows for the quarterly period then ended, and (c) an unaudited balance sheet of each of the Seller's Foreign Subsidiaries as at December 31, 1999 and March 31 and June 30, 2000 and unaudited statements of income for the quarterly periods then ended, except for Eastern Mining Services and Turon-MSI for which an unaudited balance sheet as at December 31, 1999 and October 31, 2000 will be provided and unaudited statements of income for the one year and ten months periods then ended.

                  "Foreign Subsidiary Balance Sheets" shall have the meaning set forth in Section 4.6.

                  "FTC" shall mean the United States Federal Trade Commission.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

                  "HSR  Act"   shall   mean  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended.

                  "Indebtedness" shall mean (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all liabilities secured by any lien on any property and (v) all guarantee obligations.

                  "Intangible Assets" has the meaning set forth in Section 2.1.

                  "Intellectual  Property"  shall  mean  all of  the  following:
Trademarks, Patents, Copyrights, Trade Secrets, Licenses and all of Seller's proprietary and confidential information necessary for the conduct of the Business as now being conducted, including, without limitation: (i) trade secrets, technical information, know- how, designs, processes, patents, patent applications, and copyrights, and all improve ments thereof, (ii) all data, files, books and records, customer lists, and order informa tion, (iii) the names "Mining Services International", "Green Mountain Explosives, Inc." and "O'Brien Design Associates, Inc." and (iv) all of Seller's other information and intangible property rights.

                  "June 30,  2000  Balance  Sheet" has the  meaning set forth in
Section 2.5.

                  "Knowledge of Seller" concerning a particular subject, area or aspect of the Business or affairs shall mean the knowledge of each of the officers and directors of Seller and each of the officers of the Business and of the Business Subsidiaries and all knowledge which was or could have been obtained upon inquiry by such persons of those management level employees of Seller and the Business Subsidiaries whose duties would, in the normal course of Seller's affairs, result in such management level employees having knowledge concerning such subject, area or aspect.

                   "Lease" shall mean each lease pursuant to which Seller (for the use or benefit of the Business) or any Business Subsidiary leases any real or personal property (excluding leases relating solely to personal property calling for rental or similar periodic payments not exceeding $5,000 per annum).

                  "Liabilities" shall mean the debts, liabilities, claims, demands, expenses, commitments and obligations (whether accrued or not, known or unknown, disclosed or undisclosed, fixed or contingent, asserted or unasserted, liquidated or unliquidated, arising prior to, at or after the Closing) of Seller (other than the Retained Liabilities).

                  "Licenses" shall mean all licenses and agreements pursuant to which Seller has acquired rights in or to any Trademarks, Patents or Copyrights used by or for the benefit of the Business, or licenses and agreements pursuant to which Seller has licensed or transferred the right to use any Trademark, Patent or Copyright which constitutes a part of the Assets.

                  "Line of Credit" has the meaning set forth in Section 6.19.

                  "Material Adverse Effect" means a material adverse effect on the financial condition, results of operations, prospects or business of the Business or the Assets or Liabilities of the Business, each taken as a whole (other than as a result of changes (a) in law or applicable regulations or the official interpretations thereof or (b) in GAAP).

                  "Materials of Environmental Concern" shall mean chemicals; pollutants; contaminants; wastes; toxic or hazardous substances, materials and wastes; petroleum and petroleum products; asbestos and asbestos-containing materials; polychlorinated biphenyls; lead and lead-based paints and materials; and radon.

                  "Nevada Loan" shall mean the loan between Nevada Chemicals Inc. and Seller dated as of April 14, 2000, a copy of which is attached hereto as Exhibit A.

                  "New Matter" has the meaning set forth in Section 6.20.

                  "ODA  Business  Conflict"  shall have the meaning set forth in
Section 6.21.




                  "Parent" shall mean Union Espanola de Explosivos S.A., a Spanish corporation.

                  "Parent's  Requested  Amount"  has the  meaning  set  forth in
Section 6.14.

                  "Patents" shall mean issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations- in-part, reissues, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Permits" means permits, certificates, licenses, certificates, filings, approvals and other authorizations of any Governmental Entity.

                  "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "Plan" shall mean each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA);

each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Seller or by any ERISA Affiliate, or to which Seller or an ERISA Affiliate is party, whether written or oral, for the benefit of any director, employee or former employee of the Business or any Business Subsidiary.

                  "Pre-Closing Period" shall mean a taxable period ending on or prior to the Closing Date.

                  "Pre-Closing Straddle Period" shall mean the portion of a Straddle Period ending on the Closing Date.


                   "Post-Closing Straddle Period" shall mean the portion of a Straddle Period beginning the day after the Closing Date.

                  "Product" shall mean any product designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by Seller on behalf of the Business or by any Business Subsidiary, including any product sold by Seller or any Business Subsidiary as the distributor, agent, or pursuant to any other contractual relationship with a third-party manufacturer.

                  "Purchaser"   shall  mean  Union  Espanola  de  Explosivos-MSI
International, S.A., a Spanish S.A.

                  "Purchaser Indemnified Persons" shall mean Parent, Purchaser, Purchaser's Subsidiary and each of their Affiliates.

                  "Purchaser Losses" shall mean any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Purchaser arising under Article IX) incurred by any of the Purchaser Indemnified Persons that arise out of:

                                   (i)  any  breach  by  Seller  of  any  of its
         representa tions and warranties contained in or made by or pursuant to this Agree ment;

                                   (ii)  any of  the  events,  circumstances  or
         conditions described in Section 4.16 hereof, any pollution or threat to human health or the environment that (A) is related in any way to the Business or any Business Subsidiary's management, use, control, ownership or operation of the properties or businesses of the Business or any Business Subsidiary prior to the Closing, including all on-site and off-site activities involving Materials of Environmental Concern, and (B) occurred, existed, arises out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the Closing Date, whether or not the pollution or threat to human health or the environment is described in the Disclosure Schedule; or any Environmental Claim against the Business or any Person whose liability for such Environmental Claim the Business or any Business Subsidiary has assumed or retained either contractually or by operation of law;

                                   (iii)  any  breach  by  Seller  of any of its
         covenants in this Agreement that survive the Closing; or

                                   (iv)  any  breach  by  Seller  prior  to  the
         Closing of any of its covenants contained in this Agreement;

provided, however, that the term "Purchaser Losses" shall not include the matters referred to in Section 9.1(b) hereof. All statements contained in any schedule or other writing delivered by Seller pursuant hereto or in connection with the Transactions shall be deemed representations and warranties.

                  "Purchaser's Subsidiary" shall mean UMSI Acquisition Co., a Delaware corporation.

                  "Real Property" shall mean all real property that is owned, leased or used by Seller for the use or benefit of the Business or by any Business Subsidiary or that is reflected as an asset of the Business or any Business Subsidiary on the June 30, 2000 Balance Sheet.

                  "Required Consents" shall mean consents related to agreements which involve the payment or receipt by Seller or Seller's Subsidiaries of amounts in excess of $20,000 per annum or other agreements that may be material or have a material impact on the Business. .

                  "Retained Assets" has the meaning set forth in Section 2.2.

                  "Retained  Liabilities"  has the  meaning set forth in Section
2.4.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "SEC" shall mean the United States Securities and Exchange Commis sion.

                  "Seller's Domestic Subsidiaries" shall mean the Business Subsidiaries of Seller which have operations that are primarily based within the United States and Canada and are listed on Schedule 1.1 hereto.

                  "Seller's Foreign Subsidiaries" shall mean the Business Subsidiaries of Seller which have operations that are primarily based outside of the United States and are listed on Schedule 1.1 hereto. Such list shall not include West Africa Chemicals Limited.

                  "Seller   Indemnified   Persons"   shall  mean   Seller,   its
Subsidiaries and Affiliates.

                  "Seller Losses" shall mean any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Seller) incurred by any of the Seller Indemnified Persons arising out of:

                                   (v) any  breach  by  Purchaser  of any of its
         represen tations and warranties contained in or made by or pursuant to this Agreement;

                                   (vi) any  breach by  Purchaser  of any of its
         covenants in this Agreement that survive the Closing; or


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

                                   (vii)  any  breach  by  Purchaser   prior  to
         Closing of any of its covenants contained in this Agreement.

                  "Seller's Purchased Subsidiaries" shall mean Seller's Foreign Subsidiaries and Tennessee Blasting, LLC, or individually "Seller's Purchased Subsidiary."

                  "Straddle Period"shall mean any taxable period beginning before the Closing Date and ending after the Closing Date.

                  "Stockholders Meeting" shall mean the meeting of Seller's stockholders convened for the purpose of considering and taking action upon this Agreement.

                  "Subsidiary,"or in the plural, "Subsidiaries," shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorpo rated, of which (a) 50% or more of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such party does not have 50% or more of the voting interest in such partnership).

                  "Superior Proposal" means any bona fide Acquisition Proposal which is on terms that the Board of Directors of Seller determines in its good faith judgment (after receipt of the advice of a financial advisor used by Seller in connection with this Transaction) provides for consideration which would exceed the value of the consider ation provided for in this Agreement, after taking into account all relevant factors, including any conditions to such Acquisition Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the person making the Acquisition Proposal to finance the transaction contemplated thereby and any required governmental or other consents, filings and approvals.

                  "Takeover Laws" has the meaning set forth in Section 4.31.

                  "Tangible Assets" has the meaning set forth in Section 2.1.


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

                  "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmen tal authority, including income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.

                  "Tax Arbitrator" has the meaning set forth in Section 6.14.

                  "Tax Audit" shall mean any deficiency, proposed adjustment, adjustment, assessment audit, examination or other administrative or court proceeding, suit, dispute or other claim.

                  "Tax Claim" shall mean a claim for indemnification or defense arising out of Section 9.1(b)(i), including reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Purchaser or Purchaser's Subsidiary arising under
Section 9.1(b)(i).

                  "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any such document prepared on a consolidated, combined or unitary basis and also including any schedule or attachment thereto, and including any amendment thereof.

                  "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

                  "Trademarks" shall mean U.S. and foreign registered and unregistered trademarks, trade dress, domain names, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

                  "Trade Secrets" shall mean all categories of trade secrets as defined in the Uniform Trade Secrets Act including business information.

                  "Transactions" shall mean all the transactions provided for or contem plated by this Agreement.

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

                  "Transfer Taxes" shall mean all sales (including, without limitation, bulk sales), use, transfer, recording, ad valorem, privilege, documentary, gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar Taxes and fees.

                  "Transfer Tax Payor" shall mean the party which has primary legal responsibility for the payment of any particular Transfer Tax.

                  "Voting Debt" shall mean indebtedness having general voting rights and debt convertible into securities having such rights.

                  "WAC" shall mean West Africa Chemicals Limited, a Mauritius limited liability company.

                  "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act.


                  Section 1.2    Interpretation.
                                 --------------

                            (a) When a reference is made in this  Agreement to a
section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

                            (b)  Whenever  the words  "include",  "includes"  or
"including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                            (c) The words "hereof",  "herein" and "herewith" and
words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

                            (d) The meaning assigned to each term defined herein
shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                            (e) A reference  to any party to this  Agreement  or
any other agreement or document shall include such party's successors and permitted assigns.

                            (f)  A  reference  to  any  legislation  or  to  any
provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                            (g) References to $ are to United States Dollars.

                            (h) As used in this Agreement,  any reference to any
event, change or effect being material or having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect is materially adverse to (i) the prospects, consolidated financial condition, businesses or results of operations of such entity as a whole (or, if used with respect thereto, of such group of entities taken as a whole) or (ii) the ability of such entity (or group) to consummate the Transactions.

                            (i) The  parties  have  participated  jointly in the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

                  Section 2.1 Sale and Transfer of Assets. (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser's Subsidiary, and Purchaser's Subsidiary shall purchase, acquire and accept from Seller, free and clear of any Encumbrances, all of Seller's right, title and interest in and to the tangible assets, properties and rights of the Domestic Business and all of the tangible assets and certain intangible rights of Seller used in the operations of the Domestic Business as those assets exist on Closing, other than the Retained Assets, as that term is defined in Section 2.2, (collectively, the "Tangible Assets"), including, without limitation, the following:

                                   (i)  the Domestic Business;

                                  (ii) all of the rights and  benefits of Seller
         under contracts, purchase orders, proposals or bids relating to the Domestic Business;

                                  (iii) all books,  files and  records of Seller
         relating to the Domestic Business, the Tangible Assets or Assumed Liabilities except for certain books and records described on Section 2.1(iii) of the Disclosure Schedule;

                                  (iv)  all  personal   computers  used  by  the
         Domestic Business and software used by the Domestic Business, as set forth in Section 2.1(iv) of the Disclosure Schedule;

                                  (v)  all   inventory,   supplies,   and  other
         consumables related to or used in connection with the Tangible Assets or Domestic Business (the "Inventory");

                                  (vi)  all  Permits  used  or  held  for use in
         connection with the Domestic Business solely to the extent such Permits may be assigned or transferred;

                                  (vii) all Accounts  Receivable of the Domestic
         Business, except those listed in Section 2.2 (a)(vi) hereof and except those described on Section 2.1(vii) of the Disclosure Schedule;

                                  (viii)  all  investments  set forth in Section
         2.1(a)(viii) of the Disclosure Schedule;

                                  (ix) all real  property  set forth in  Section
         2.1(a)(ix) of the Disclosure Schedule, together with (i) all buildings, other facilities and other structures and improvements thereon, (ii) all rights, privileges, hereditaments and appurtenances appertaining thereto or to any of such buildings or other facilities or other structures or improvements and (iii) to the extent constituting real property under Applicable Laws, all fixtures, leasehold improvements, installations, equipment (including furniture, fax machines and other office equipment) and other property attached thereto or located thereon;

                                  (x) all cash and cash  equivalents  of  Seller
         and its domestic subsidiaries or of the Domestic Business, except those listed in Section 2.2 (a)(x) hereof;

                                  (xi) all machinery, vehicles, tools, equipment
         replacement and spare parts and supplies owned by Seller or a Business Subsidiary and used primarily or held for use primarily in connection with the Domestic Business, except as described on Section 2.1(xi) of the Disclosure Schedule;

                                  (xii)  all  tax  refunds  and  recoveries  and
         similar benefits of the Domestic Business to the extent listed as an asset of the Business on the June 30, 2000 Balance Sheet;

                                  (xiii)   any    advertising   or   promotional
         materials related to or used in connection with the Tangible Assets or Domestic Business;

                                  (xiv) all rights to the telephone numbers (and
         related directory listings), internet domain names, and internet sites used in connection with the Domestic Business or the Tangible Assets;

                                  (xv)  all  manufacturer's  warranties  to  the
         extent related to the Tangible Assets and all claims under such warranties;

                                  (xvi) all  prepaid  expenses  of the  Domestic
         Business to the extent they are shown as an asset of the Business on the June 30, 2000 Balance Sheet or which have occurred prior to Closing in the ordinary course of business since the June 30, 2000 Balance Sheet;

                                  (xvii) all of Seller's membership interests in
         Tennessee Blasting, LLC;

                                  (xviii)all    promissory    notes   or   notes
         receivable of the Domestic Business;

                                  (xix) the license agreement between Seller and
         West Africa Chemicals, except that Seller shall be granted a license to operate the plant and equipment and provide technical support using the explosives technology now transferred to West Africa Chemicals until such time as Seller is no longer an owner in West Africa Chemicals or such plant and equipment, it being agreed that the royalty now paid by West Africa Chemicals to Seller shall continue for the benefit of Seller so long as such license continues (the foregoing being referred to as the "Ghana Activities");

                                  (xx) the  truck  owned by  Seller  and used by
         West Coast Explosives subject to the existing lease agreement with respect to such truck as described on Section 2.1(xx) of the Disclosure Schedule and with payment terms consistent with historical practice;

                                  (xxi) all security deposits, earnest deposits,
         and all other forms of security placed with Seller or Business Subsidiaries related to the Business for the performance of a contract or agreement which otherwise constitute a portion of the Tangible Assets to the extent they are shown as an asset of the Business on the June 30, 2000 Balance Sheet or which have occurred prior to Closing in the ordinary course of business since the June 30, 2000 Balance Sheet;

                                  (xxii) the  goodwill  in or  arising  from the
         Tangible Assets and the Domestic Business; and

                                  (xxiii)all  other  assets  and  properties  of
         Seller  which  are used  primarily  in  connection  with  the  Domestic
         Business.

To the extent any tangible assets of the Domestic Business (other than Retained Assets), within the descriptions of subsections (i) - (xxiii) above are owned, managed or leased by any Subsidiary of Seller including Green Mountain Explosives, Inc.(excluding Seller's Purchased Subsidiaries), (i) such items are included within the term "Assets," (ii) such Subsidiary is deemed to be included within the term "Seller" and (iii) Seller shall cause each such Subsidiary, at the Closing, to convey such Assets to Purchaser's Subsidiary, or to Seller for conveyance to Purchaser's Subsidiary, in accordance with the provisions hereof.

                           (b) On the terms and  subject to the  conditions  set
forth in this Agreement, at the Closing Seller shall sell, convey, assign, transfer and deliver to Parent or Purchaser all the shares or interests it owns in Seller's Foreign Subsidiaries, free and clear of all Encumbrances and Parent or Purchaser shall purchase, acquire and accept from Seller, free and clear of any Encumbrances, all of Seller's right, title and interest in and to the shares of Seller's Foreign Subsidiaries. Nothing in this Agreement shall prevent Parent or Purchaser, at their sole discretion, from transferring Seller's Foreign Subsidiaries acquired pursuant to this Section 2.1(b) to any of Purchaser's wholly owned Subsidiaries, but Seller makes no representation as to Purchaser's right to do so and any such transfer shall be subject to the terms of agreements governing such Seller's Foreign Subsidiaries. To the extent any shares or interests Seller owns in Seller's Foreign Subsidiaries above are owned, by any Subsidiary of Seller, (i) such Subsidiary is deemed to be included within the term "Seller" and (ii) Seller shall cause each such Subsidiary, at the Closing, to convey such shares or interests to Parent or Purchaser, or to Seller for conveyance to Parent or Purchaser, in accordance with the provisions hereof.

                           (c) On the terms and  subject to the  conditions  set
forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Parent or an Affiliate of Parent, and Parent or an Affiliate of Parent shall purchase, acquire and accept from Seller, free and clear of any Encumbrances except for Encumbrances created by the licensing of Intellectual Property to Seller's Foreign Subsidiaries, all of Seller's right, title and interest in and to the Intellectual Property of the Domestic Business other than the intellectual property and intangible assets of Tennessee Blasting, LLC, including all the intangible assets, properties and rights of the Domestic Business wherever located, and all of the intangible assets of Seller used in the operations of the Domestic Business, wherever located, as those assets exist on Closing, other than the Retained Assets, as that term is defined in Section 2.2 (collectively, the "Intangible Assets" and together, with the "Tangible Assets" the "Assets"). To the extent any Intangible Assets are owned, managed or leased by any Subsidiary of Seller other than Tennessee Blasting, LLC, (i) such items are included within the term "Intangible Assets," (ii) such Subsidiary is deemed to be included within the term "Seller" and (iii) Seller shall cause each such Subsidiary, at the Closing, to convey such Assets to Parent or an Affiliate of Parent, or to Seller for conveyance to Parent or an Affiliate of Parent, in accordance with the provisions hereof.

                  Section 2.2 Retained Assets. (a) Notwithstanding Section 2.1(a), all of Seller's right, title and interest in the following properties, assets and rights shall be excluded from the Assets (collectively, the "Retained Assets"):

                                   (i) any assets and associated  claims arising
         out of Retained Assets or Retained Liabilities;

                                   (ii)  Seller's  50% interest in Cyanco a non-
         corporate joint venture with Degussa Corporation for producing and marketing liquid sodium cyanide ("Cyanco") including Seller's interest in Nevada Chemicals, Inc.;

                                   (iii)  the  office  furniture,  fixtures  and
         equipment in two offices located at 8805 South Sandy Parkway in Sandy, Utah, to be used by Cyanco;

                                   (iv) the real property  located at 8805 South
         Sandy Parkway in Sandy, Utah, which will be leased to Purchaser under the terms of a lease agreement to be entered into with Seller (the "Lease Agreement"), which Lease Agreement shall have an initial term of one year with Purchaser having an option to renew such term for an additional year;

                                   (v)  Seller's  50%  interest  in West  Africa
         Chemicals, Inc.;

                                   (vi) the first $600,000 (six hundred thousand
         dollars) in accounts receivables of West Africa Chemicals, Inc. as reflected on the June 30, 2000 Balance Sheet or which arise thereafter in the ordinary course of business;

                                   (vii)  all  contracts  between  Seller  and a
         third party in which the third party is in material default or breach or is subject of bankruptcy, insolvency, or similar proceedings;

                                   (viii) any asset of Seller not used primarily
         in the Business and not necessary for the conduct of the Business;

                                   (ix) any  asset,  offset,  refund,  insurance
         proceeds, receipts and other benefits related to litigation for which Seller is retaining the liability related to such litigation; and

                                   (x) all Tax  refunds or prepaid  deposits  as
         shown on the June 30, 2000 Balance Sheet as being retained by Seller.

                  Section 2.3 Assumption of Liabilities. (a) At the Closing, Purchaser's Subsidiary shall assume, the following Liabilities of the Domestic Business (collectively, the "Assumed Liabilities"):

                                   (i) all Liabilities reflected on the June 30,
         2000 Balance Sheet included in the Financial Statements relating to the Domestic Business;

                                   (ii) all Liabilities relating to the Domestic
         Business of the type reflected on the Financial Statements incurred in the ordinary course of the Domestic Business since June 30, 2000 and consistent in type and magnitude with the Liabilities reflected on the Financial Statements;

                                   (iii)   all    Liabilities    arising    from
         commitments (in the form of issued purchase orders or otherwise), or outstanding quotations, proposals or bids, to purchase or acquire components, machinery, vehicles, tools, replacement and spare parts, and/or other materials in connection with the Domestic Business;

                                   (iv)  the  first   $700,000   (seven  hundred
         thousand dollars) in Liabilities arising from the deferred compensation to be paid to certain executives of Seller as listed on Section 2.3(a)(iv) of the Disclosure Schedule;

                                   (v) all Liabilities  under Contracts,  Leases
         and Permits used or held for use in connection with the Domestic Business except those contracts listed on Section 2.4(a)(ix) of the Disclosure Schedule which, for whatever reason, can not be assigned to Parent, Purchaser or Purchaser's Subsidiary;

                                   (vi) all  Liabilities  of  Seller  under  any
         guaranties issued, granted or provided in connection with the Domestic Business, which are listed on Section 2.3(a)(vi) of the Disclosure Schedule; and

                                   (vii)  all  warranty  claims  related  to the
         Products consistent with historical warranty claims and in an aggregate amount not to exceed $40,000 (forty thousand dollars).

                  (b) Nothing contained in this Section 2.3 or in any instrument of assumption executed by Purchaser or Purchaser's Subsidiary at the Closing shall release or relieve Seller from its representations, warranties, covenants and agreements contained in this Agreement or any certificate, schedule, instrument, agreement or document executed pursuant hereto or in connection herewith, including, without limitation, the obligations of Seller to indemnify Purchaser and Purchaser's Subsidiary in accordance with the provisions of
Article IX hereto.

                  Section 2.4 Retained Liabilities. (a) Notwithstanding anything in this Agreement to the contrary, Purchaser and Purchaser's Subsidiary shall not assume, and shall be deemed not to have assumed, any Liabilities of Seller or the Domestic Business except as provided in Section 2.3(a), and Seller shall be solely and exclusively liable with respect to, and shall pay, perform or discharge, and indemnify Purchaser and its Subsidiaries against any loss, liability, damage or expense arising from all Liabilities of Seller and the Domestic Business (it being understood that Seller shall indemnify Purchaser in accordance with Section 9.1(a) hereof in proportion to Seller's ownership interest in each such Seller's Foreign Subsidiary with respect to Liabilities which arise in one of Seller's Foreign Subsidiaries to the extent such Liability would be considered a Retained Liability under subsections (i)-(xv) of this
Section 2.4), whether disclosed or undisclosed, whether known or unknown, other than the Assumed Liabilities (collec tively, the "Retained Liabilities"), including, without limitation, those Liabilities set forth below:

                                   (i) all Liabilities  relating to the Retained
         Assets;

                                   (ii) all  Liabilities  each of  Seller or its
         Subsidiaries has expressly agreed to retain, pay for or be responsible for pursuant to this Agreement;

                                   (iii) all  Liabilities of the Business or the
         Business Subsidiaries arising out of the conduct of the Business on or prior to Closing (other than Liabilities of the Seller's Foreign Subsidiaries);

                                   (iv) all  Liabilities  of the  Business  or a
         Business Subsidiary under Environmental Laws arising from activities occurring on or prior to the Closing;

                                   (v)  all  Liabilities  of the  Business  or a
         Business Subsidiary, for Taxes attributable to any period (or portion thereof) ending on or prior to Closing, including all Taxes arising out of the Business or the Assets, including any ad valorem, real or personal or intangible property, sales, personal, social security or other Taxes which are not due or assessed until after Closing but which are attributable to any period (or portion thereof) ending on or prior to Closing;

                                   (vi) all Liabilities  (excluding  Liabilities
         of Seller's Foreign Subsidiaries to the extent reflected on the Foreign Subsidiaries Balance Sheets) of the Business or a Business Subsidiary to the current or former employees of the Business or a Business Subsidiary relating to or arising out any period on or prior to the Closing except for Liabilities to current employees of the Business or a Business Subsidiary for vacation days accrued and sick pay earned under Seller's current programs;

                                   (vii) all  Liabilities  of Seller arising out
         of or related to any Encumbrances on any Asset, including, without limitation, any and all mortgages on any of the Real Property other than such Liabilities arising out of or relating to the ownership, operation, use or disposition of the Assets after the Closing;

                                   (viii) all Liabilities (excluding Liabilities
         of Seller's Foreign Subsidiaries to the extent reflected on the Foreign Subsidiaries Balance Sheets) for death, personal injury, other injury to persons or property damage relating to, resulting from, caused by or arising out of, directly or indirectly, use of or exposure to Assets or products of the Business or a Business Subsidiary (or any part or component) designed, manufactured, serviced, leased or sold, or services performed, by the Business or a Business Subsidiary,
         including,   without   limitation,   any  such  Liabilities   based  on
         negligence, strict liability, design or manufacturing defect, conspiracy, failure to warn, or breach of express or implied warranties of merchantability or fitness for any purpose or use or allegations concerning any of the foregoing;

                                   (ix) all  Liabilities  arising from contracts
         related to the Domestic Business entered into by Seller which, for whatever reason, are not assignable to Parent, Purchaser or Purchaser's Subsidiary as listed on Section 2.4(a)(ix) of the Disclosure Schedule;

                                   (x) all Liabilities  arising from the pending
         litigation set forth on Section 2.4(a)(x) of the Disclosure Schedule and other litigation pending at the Closing (other than litigation being maintained or prosecuted for the benefit of the Business);

                                   (xi)  all  Liabilities   arising  out  of  or
         relating to the Business or Assets or products of the Business or a Business Subsidiary and arising from events or circumstances occurring on or prior to the Closing (or any part or component) or services which are performed by the Business or a Business Subsidiary which constitute, may constitute or are alleged to constitute a tort, breach of contract or violation of, or noncompliance with any Applicable Law, including, without limitation, any relating to employment, workers' compensation, occupational health and safety, occupational disease, occupational injury, toxic tort or Environmental Law;

                                   (xii) all  Liabilities  arising  from Article
         VII of the Stock Purchase Agreement dated as of October 30, 1998 between Seller and John P. O' Brien and Martha M. O'Brien except to the extent covered by the deferred compensation obligations set forth in
         Section 2.3(a)(iv);

                                   (xiii) all Liabilities arising from the Stock
         Purchase Agreement dated as of December 9, 1998 between Seller and William D. Purington, Mitchell W. Green, Theodore A. Purington, Jr. James P. Purington and Thomas L. Purington and the transactions contemplated thereby ("the Green Purchase Agreement") except to the extent covered by (i) the deferred compensation obligations set forth in Section 2.3(a)(iv), (ii) as set forth on the June 30, 2000 Balance Sheet and (iii) the obligations under the Supply Agreement as defined in the Green Purchase Agreement;

                                   (xiv) any retrospective premiums, reinsurance
         payments, payments under reimbursement contracts or other adjustments under any insurance policy maintained for the benefit of the Business and/or any of the Business Subsidiaries or their respective predecessors covering any Liability that is a Retained Liability; and

                                   (xv)  all  other  Liabilities  to the  extent
         relating to or arising out of the operations or businesses of Seller or any of its Subsid iaries other than the Business or the Assets.

                  Section 2.5 The Purchase Price. On the basis of the June 30, 2000 pro forma balance sheet reviewed by Arthur Andersen and attached hereto as
Section 2.5 of the Disclosure Schedule (the "June 30, 2000 Balance Sheet"), subject to the terms and conditions of this Agreement and the adjustments provided for in Sections 2.6 and 2.7 hereof, in consideration of the aforesaid assumption of the Liabilities and the sale, conveyance, assignment, transfer and delivery: (x) to Purchaser's Subsidiary of the Tangible Assets of the Domestic Business, (y) to Parent or an Affiliate of Parent of the Intangible Assets of the Domestic Business and (z) to Parent or Purchaser of all of Seller's shares or interests in Seller's Foreign Subsidiaries, at the Closing Purchaser shall
(i) pay to Seller an amount of cash equal to seven million seven hundred and fifty thousand dollars ($7,750,000), (such amount, as adjusted, is referred to herein as the "Purchase Price").

                  Section 2.6 General Price Adjustments. The Purchase Price is subject to adjustments to be determined as follows:

                           (a) For  purposes  of this  Agreement,  the term "Net
Assets" shall mean, as of the date immediately preceding the Closing Date, the total assets of the Business, which total net assets shall equal: (i) the gross assets of the Business, (without taking into consideration any depreciation or amortization accrued over the period from June 30, 2000 through the Closing
Date) minus (ii) the gross liabilities of the Business, each as determined in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods determined on the same basis as used to prepare the June 30, 2000 Balance Sheet.

                           (b) The parties have heretofore  mutually agreed that
the Net Assets as of June 30, 2000 shall be $11,514,709 (eleven million five hundred and fourteen thousand seven hundred and nine dollars) as reflected on the June 30, 2000 Balance Sheet (the "Target Net Assets").

                           (c) Within  sixty (60) days after the  Closing  Date,
Seller shall deliver to Purchaser (the date of such delivery being the "Adjustment Date"), a statement of the Net Assets (the "Statement of the Closing Date Net Assets" or "Statement"), which Statement shall (i) have been prepared by Seller and Seller's auditors, Tanner+Co, or such other firm of independent certified public accountants appointed by Seller for this purpose) in accordance with GAAP consistently applied, and (ii) set forth the Net Assets (the "Closing Date Net Assets"). In rendering the Statement of the Closing Date Net Assets, Seller and its auditors shall permit Parent, Purchaser and their auditors, at the earliest practicable date, access to and copies of the work papers and calculations related thereto.

                           (d) Any dispute which may arise between Purchaser and
Seller as to the Closing Date Net Assets shall be resolved in the following manner:

                                   (i) If Purchaser  disputes the calculation of
         the Closing Date Net Assets or any portion thereof, Purchaser shall notify Seller within thirty (30) days after the Adjustment Date, and shall specify therein in reasonable detail the basis and reason for such dispute and the amount which is in dispute;

                                   (ii)   During  the  thirty  (30)  day  period
         following the date of such notice, Purchaser and Seller shall attempt to resolve such dispute. In attempting to resolve such dispute, Purchaser and its auditors shall permit Seller and its auditors, at the earliest practicable date, access to and copies of the work papers and calculations related thereto of Purchaser which Purchaser used to determine the Closing Date Net Assets; and

                                   (iii)  If at the end of the  thirty  (30) day
         period specified in clause (ii) above the parties shall have failed to reach agreement with respect to such dispute, the matter shall be referred to such accounting firm, which will be different than the firm currently used by each of Seller, Parent or Purchaser, of independent certified public accountants as the parties mutually agree (the
         "Independent Accounting Firm") for resolution. The Independent Accounting Firm shall be instructed to use every reasonable effort to perform such services within thirty (30) days of the submission to it of the Statement of the Closing Date Net Assets and related dispute and, in any case, as soon as practica ble after such submission. The fees, costs and expenses related to the Independent Accounting Firm shall be shared equally by Purchaser and Seller. This provision for Independent Accounting Firm shall be specifically enforceable by the parties and the decision of the Independent Accounting Firm in accordance herewith shall be final and binding and there shall be no right of appeal therefrom.

                           (e)  Within  twenty  (20) days after the later of (i)
the Adjustment Date, (ii) the date of the settlement of any dispute made in accordance with the provisions of Section 2.6(d)(ii) above, or (iii) the date of the decision of the Independent Accounting Firm in connection with any dispute made in accordance with the provisions of Section 2.6(d)(iii) above and provided that the difference is greater than $400,000 (four hundred thousand dollars):
Seller shall reimburse Purchaser, by wire transfer of immediately available funds, to such bank as indicated by Purchaser in an amount by which the Closing Date Net Assets (without giving effect to any change in depreciation or amortization from June 30, 2000 through the Closing Date) is less than the Target Net Assets minus $400,000.

                  Section  2.7  Accounts   Receivable  Price  Adjustments.   The
Purchase Price is also subject to adjustment to be determined as follows:

                           (a) Purchaser shall use reasonable commercial efforts
in the ordinary course of business (not including litigation) to collect the Accounts Receivable of the Domestic Business. All payments from any customer shall first be credited to the Original Accounts Receivable (as defined) unless a customer expresses specific disputes with respect to an outstanding bill or invoice, which dispute shall then be immediately brought to the attention of the Seller. For purposes of this Agreement, the term "Original Accounts Receivable" shall mean, the total Accounts Receivables of the Domestic Business which constitute a part of the Assets as of the Closing Date. For purposes of this Agreement, the term "Final Uncollected Accounts Receivable" shall mean, the total Accounts Receivables of the Domestic Business which constitute a part of the Assets which have not been collected in full by Purchaser as of the date two hundred and forty days from the Closing Date.

                           (b) The parties have heretofore  mutually agreed that
the reserves shall be $153,000 (the "Reserve")

                           (c) Within two hundred and sixty (260) days after the
Closing Date, Purchaser shall deliver to Seller (the date of such delivery being the "Account Receivable Adjustment Date"), a statement setting forth the Final Uncollected Accounts Receivable (the "Statement of Accounts Receivable"), which Statement of Accounts Receivable shall (i) have been prepared by Purchaser in accordance with GAAP consistently applied, and (ii) set forth the Final Uncollected Accounts Receivable. In rendering the Statement of Accounts Receivable, Purchaser and its auditor shall permit Seller and its auditors, at the earliest practicable date, access to and copies of the work papers and calculations related thereto.

                           (d) Any dispute which may arise between Purchaser and
Seller as to the Statement of Accounts Receivable shall be resolved in the following manner:

                                   (i) If Seller disputes the Final  Uncollected
         Accounts Receivable or any portion thereof, Seller shall notify Purchaser within thirty (30) days after the Accounts Receivable
         Adjustment Date, and shall specify therein in reasonable detail the basis and reason for such dispute and the amount which is in dispute;

                                   (ii)   During  the  thirty  (30)  day  period
         following the date of such notice, Purchaser and Seller shall attempt to resolve such dispute; and

                                   (iii)  If at the end of the  thirty  (30) day
         period specified in clause (ii) above the parties shall have failed to reach agreement with respect to such dispute, the matter shall be referred to the Independent Accounting Firm for resolution. The Independent Account ing Firm shall be instructed to use every reasonable effort to perform such services within thirty (30) days of the submission to it of the Statement of Accounts Receivable and related dispute and, in any case, as soon as practicable after such submission. The fees, costs and expenses related to the Independent Accounting Firm shall be shared equally by Purchaser and Seller. This provision for Independent Accounting Firm shall be specifically enforceable by the parties and the decision of the Independent Accounting Firm in accordance herewith shall be final and binding and there shall be no right of appeal therefrom.

                           (e)  Within  twenty  (20) days after the later of (i)
the Accounts Receivable Adjustment Date, (ii) the date of the settlement of any dispute made in accordance with the provisions of Section 2.7(d)(ii) above, or
(iii) the date of the decision of the Independent Accounting Firm in connection with any dispute made in accordance with the provisions of Section 2.7(d)(iii) above: Seller shall reimburse Purchaser, through a set off against the Nevada Loan in an amount equal to the aggregate amount of the Final Uncollected Accounts Receivable less the Reserve. After Seller has fulfilled its payment obligations under this Section 2.7(e), Purchaser shall assign and transfer to Seller the right to collect the Final Uncollected Accounts Receivables and shall cooperate and use reasonable efforts to assist Seller in collecting such Final Uncollected Accounts Receivables including cooperating with Seller in connection with any litigation arising therefrom, which cooperation shall not include joining or becoming a party to any such litigation.

                  Section 2.8 Allocation of Purchase Price; Tax Filings. Purchaser and Seller shall allocate the Purchase Price plus Assumed Liabilities among the Business as set forth on Exhibit B hereto. Each of Purchaser, Purchaser's Subsidiary and Seller shall (i) timely file all forms (including Internal Revenue Service Form 8594) and Tax Returns required to be filed in connection with such allocation, (ii) be bound by such allocation for purposes of determining Taxes, (iii) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns on a basis consistent with such allocation and
(iv) take no position, and cause its Affiliates to take no position, inconsistent with such allocation on any applicable Tax Return, in any audit or proceeding before any taxing authority, in any report made for Tax, financial accounting or any other purposes, or otherwise. In the event that the Allocation is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify the other party hereto concerning the existence and resolution of such dispute.

                                   ARTICLE III

                                   THE CLOSING

                  Section 3.1 The Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the New York offices of

Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 a.m., Eastern time, five (5) Business Days following the satisfaction and/or waiver of all conditions to close set forth in Article VII (other than conditions which can be satisfied only by the delivery of certificates, opinions or other documents at the Closing), unless another date or place is agreed in writing by each of the parties hereto.

                  Section 3.2 Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser or Purchaser's Subsidiary (unless previously delivered), the following:

                           (a) a duly  executed  Bill of Sale in customary  form
reasonably acceptable to Purchaser and Seller;

                           (b) warranty deeds in recordable form relating to the
Real Property owned by Seller in customary form reasonably acceptable to Purchaser and Seller;

                           (c)  all  documents  of  title  and   instruments  of
conveyance necessary to transfer record and/or beneficial ownership to Purchaser or Purchaser's Subsidiary of all automobiles, trucks, trailers, aircraft (and any other property owned by Seller which require execution, endorsement and/or delivery of a document in order to vest record or beneficial ownership thereof in Purchaser or Purchaser's Subsidiary) which are included in the Business;

                           (d)  stock   certificates  (or  similar  evidence  of
ownership) representing all the outstanding capital stock or interests owned by Seller of each of Seller's Purchased Subsidiaries, each such certificate to be duly and validly endorsed in favor of Purchaser or Purchaser's Subsidiary or accompanied by separate stock powers duly and validly executed by Seller and otherwise sufficient to vest in Purchaser or Purchaser's Subsidiary good and marketable title to such stock;

                           (e)  assignments  of all patents,  trademarks,  trade
names, assumed names and copyrights and all applications therefor and all other Intellectual Property which is listed in Section 3.2(e) of the Disclosure Schedule as owned by Seller for the benefit of the Business;

                           (f) executed copies of the Required Consents referred
to in Section 4.5 hereof;

                           (g)  all   documents   containing   or   relating  to
"know-how" to be acquired by Purchaser or Purchaser's Subsidiary pursuant hereto;

                           (h) all of the books and  records of Seller  relating
to the Business, except as otherwise required by law and except as are set forth in Section 2.1(a)(iii) of the Disclosure Schedule;

                           (i) the  opinion  of counsel  referred  to in Section
7.2(b) hereof;

                           (j) the Officers'  Certificate referred to in Section
7.2(c) hereof;

                           (k) a certification of non-foreign  status for Seller
in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder;

                           (l) all Permits  necessary  for the  operation of the
Business and the Business Subsidiary's business to the extent transferrable;

                           (m) any other  certifications  from  Seller or any of
its Affiliates which may be required under Applicable Law necessary to establish that, except for Transfer Taxes for which Purchaser is responsible under Section
10.1 hereof, no Taxes (or a reduced amount) are due to any taxing authority for which the Purchaser or Purchaser's Subsidiary could have liability to withhold and pay with respect to the transfer of the Business;

                           (n) the lease referred to in Section 7.1(b) hereof;

                           (o) the  license  agreement  referred  to in  Section
7.2(h) hereof;

                           (p) all such other deeds,  endorsements,  assignments
and other instruments as, in the reasonable opinion of Purchaser's counsel, are necessary to vest in Purchaser or Purchaser's Subsidiary good and marketable title to the Assets and Seller's interest in the Seller's Foreign Subsidiaries; and

                           (q)  all  other  previously   undelivered   documents
required to be delivered by Seller to Purchaser or Purchaser's Subsidiary at or prior to the Closing in connection with the Transactions.

                  Section 3.3 Deliveries by Purchaser or Purchaser's Subsidiary. At the Closing, Parent, Purchaser or Purchaser's Subsidiary shall deliver or cause to be delivered to Seller (unless previously delivered), the following:

                           (a) a certified  check (or wire transfer)  payable to
Seller in the amount of seven million seven hundred and fifty thousand dollars ($7,750,000); provided, that if Seller shall fail to deliver the certification of non-foreign status or other tax certifications required to be delivered by Seller at the Closing pursuant to Sections 3.2(k) and 3.2(m) hereof, Purchaser or Purchaser's Subsidiary may (but shall not be required to) withhold from the cash payable at the Closing and pay over to the appropriate taxing authority an amount equal to, in the case of a failure to provide a certification of non-foreign status in compliance with section 1445 of the Code and the regulations promulgated thereunder, ten percent (10%) of the total "amount realized" (as defined in section 1445 of the Code) and, in the case of a failure to provide any other certification, such amount is necessary to cover such Taxes, based on the Purchaser's or Purchaser's Subsidiary's estimate of the amount of such potential liability;

                           (b) the lease referred to in Section 7.1(b) hereof;

                           (c) an Instrument  of  Assumption  in customary  form
reasonably acceptable to Purchaser and Seller, duly executed by Purchaser;

                           (d) a  guaranty  from  Parent  in a  form  reasonably
satisfactory to Seller, guaranteeing Purchaser's and Purchasers Subsidiary's full payment of the Nevada Loan; and

                           (e)  such  other  documents  as  are  required  to be
delivered by Purchaser or Purchaser's Subsidiary to Seller pursuant to this Agreement.

                                   ARTICLE IV

                               REPRESENTATIONS AND
                            WARRANTIES OF THE SELLER

                  Except as specifically set forth in the Disclosure Schedule prepared and signed by Seller and delivered to Purchaser or Purchaser's Subsidiary simultaneously with the execution hereof, Seller represents and warrants to Purchaser and Purchaser's Subsidiary that all of the statements contained in this Article IV are true and complete as of the date of this

Agreement, and as amended pursuant to Section 6.20 hereof will be true and complete as of the Closing Date as though made on the Closing Date. Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section. In the event of any inconsistency between statements in the body of this Agreement and statements in the Disclosure Schedule (excluding exceptions expressly set forth in the Disclosure Schedule with respect to a specifically identified representa tion or warranty), the statements in the body of this Agreement shall control.

                  Section 4.1 Authorization. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Seller of this Agreement and the consumma tion by it of the Transactions have been duly authorized by Seller's Board of Directors, and no other corporate action on the part of Seller is necessary to authorize the execution and delivery by Seller of this Agreement or the consummation by it of the Transactions, except that the vote of the holders of a majority of the common stock of Seller is necessary to authorize the consummation by Seller of the Transactions.

                  Section 4.2 Binding Agreement. This Agreement has been duly executed and delivered by Seller and, assuming due and valid authorization, execution and delivery thereof by Purchaser and Purchaser's Subsidiary, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforce ment of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  Section 4.3 Organization; Qualification of Seller. Each of Seller and the Business Subsidiaries (i) is a legal entity duly organized, validly existing and in good standing under the laws of its state or country of incorporation; (ii) has full corporate power and authority to carry on the Business as it is now being conducted and to own the Business; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the conduct of the Business requires such qualification or, if Seller or any Business Subsidiary is not so qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any material adverse effect (including assessment of state taxes for prior years) upon its business and properties. Seller has heretofore made available to Purchaser and Purchaser's Subsidiary complete and correct copies of the certificate of incorporation and by-laws of Seller and the Business Subsidiaries as presently in effect or other organizational documents.

                  Section 4.4 Subsidiaries and Affiliates. Section 4.4 of the Disclosure Schedule sets forth the name, jurisdiction of incorporation or formation and authorized and outstanding capital of each Business Subsidiary and the jurisdictions in which each Business Subsidiary is qualified to do business. All the outstanding capital stock of each Business Subsidiary which is owned by Seller or an Affiliate of Seller is free and clear of all Encumbrances and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Business Subsidiary.

                  Section 4.5 Required Consents and Approvals; No Violations. Except as set forth on Section 4.5 of the Disclosure Schedule and except for the filings, permits, authorizations, Required Consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act and state securities or blue sky laws, none of the execution, delivery or performance of this Agreement by Seller, the consummation by Seller of the Transactions or compliance by Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws or similar organizational documents of Seller or any Business Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity or other Person (including, without limitation, consents from parties to loans, contracts, leases and other agreements to which Seller or any Business Subsidiary is a party), (iii) require any consent, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract, agreement, arrangement or understanding to which Seller or any Business Subsidiary is a party or by which the Assets are bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to each of Seller, the Business, the Assets, any Business Subsidiary or any of their properties or assets.

                  Section 4.6 Financial Statements. True and complete copies of the Financial Statements, together with the related auditors reports (if applicable), are included in Section 4.6 of the Disclosure Schedule. The Financial Statements have been prepared from, are in accordance with and accurately reflect, the books and records of Seller and its Subsidiaries, comply in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP and, with respect to the Seller's Foreign Subsidiaries, with such generally accepted accounting principles as are applicable to each Foreign Subsidiary applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows, if any (and changes in financial position, if any) of the Business and the Business Subsidiaries as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring year-end audit adjustments which are not material either individually or in the aggregate). The June 30, 2000 Balance Sheet has been prepared from, is in accordance with and accurately reflects, the books and records of Seller and its Subsidiaries with respect to the Business, complies in all material respects with applicable accounting requirements, has been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly presents the consolidated financial position of the Business and the Business Subsidiaries as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring year-end audit adjustments which are not material either individually or in the aggregate). The balance sheets prepared for each of the Seller's Foreign Subsidiaries (the "Foreign Subsidiaries Balance Sheets") have been prepared from, are in accordance with and accurately reflect, the books and records of each of the Seller's Foreign Subsidiaries with respect to the Business, comply in all material respects with applicable accounting requirements applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present the financial position of each of the Seller's Foreign Subsidiaries as of the times referred to therein pursuant to applicable accounting requirements (subject, in the case of unaudited statements, to normally recurring year-end audit adjustments which are not material either individually or in the aggregate).

                  Section 4.7 Books and Records. The books of account, minute books, stock record books and other records of Seller relating to the Business and the Business Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Business Subsidiaries contain accurate and complete records of all meetings of, and corporate action taken by, the shareholders and directors of such subsidiaries and no meeting of the shareholders or boards of directors of such subsidiaries has been held for which minutes have not been prepared and are not contained in such minute books. True and complete copies of all minute books and all stock record books of each Business Subsidiary have heretofore been delivered to Purchaser.

                  Section 4.8 No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements, (b) Section 4.8 of the Disclosure Schedule and (c) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since June 30, 2000, neither the Business nor any Business Subsidiary has any liability or obligation of any nature, (including, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured) that has, or would be reasonably likely to have, a Material Adverse Effect.

                  Section 4.9 Accounts Receivable. All Accounts Receivable of the Business, whether reflected in the June 30, 2000 Balance Sheet or otherwise, represent sales actually made in the ordinary course of business. Subject to the reserve shown on the June 30, 2000 Balance Sheet, each of the Accounts Receivable to be included in the Assets will be collected in full, within two hundred and forty days from the Closing Date. Amounts uncollected two hundred and forty days from the Closing Date will be setoff against the Nevada Loan as provided for in Sections 2.7 and 9.8 hereof.

                  Section 4.10       Material Contracts.
                                     ------------------

                           (a) Section  4.10(a) of the Disclosure  Schedule sets
forth the follow ing, including any legally binding oral agreements or arrangements covered by the following:

         1. each agreement that materially or adversely affects or materially restricts the freedom of Seller to compete in its lines of business or with any Person or in any geographical area, for any length of time, or otherwise to conduct its business as pres ently conducted or materially and adversely affect or materially restrict, the business, operations, assets, properties or condition (financial or other) of the Business as currently conducted;

         2. each collective bargaining or union contract or agreement and each employment or severance contract or agreement of Seller which constitutes a part of the Assets related to an employee of the Business;

         3. each contract or agreement for the receipt of maintenance, consulting or other services which constitutes a part of the Assets, except those contracts or agreements terminable without penalty on thirty (30) or fewer days' notice or those involving the re ceipt or payment of less than $50,000 per year;

         4. each contract or agreement for the purchase of equipment, materials or supplies which constitutes a part of the Assets, except those contracts or agreements terminable without penalty on thirty (30) or fewer days' notice or those involving the receipt or payment of less than $50,000 per year;

         5. each contract or agreement with any employee or third party which constitutes a part of the Assets which is not terminable without penalty on thirty (30) or fewer days' notice;

         6. other than this Agreement, each agreement for the acquisition or disposition of Assets other than sale of inventory in the ordinary course of business;

         7. all leases and loans, capitalized or other, for Assets which are leased, or owned, by Seller and which are not Retained Liabilities;

         8. each indemnification agreement entered into by Seller in the last two years from the date hereof which constitutes a part of the Assets and each such agreement entered into prior thereto if Seller has any continuing obligations to perform services thereunder;

         9. each agreement which involves the receipt or payment of more than $50,000 which constitutes a part of the Assets per year and (i) is not terminable without Liability, penalty or premium (whether imposed by contract, law, regulation or otherwise) on thirty (30) or fewer days' notice or (ii) has an unexpired term of over one year; and

         10. each agreement, warranty, contract, or lease involving more than $20,000 relating to any of the Assets.

                           (b)  Seller has made  available  to  Purchaser  true,
correct and complete copies of all agreements set forth in Section 4.10(a) of the Disclosure Schedule (the "Material Contracts").

                           (c)  Except as set forth in  Section  4.10(c)  of the
Disclosure Sched ule, each Material Contract is in full force and effect, has not been modified or amended and constitutes the legal, valid and binding obligation of Seller or its Subsidiaries, as the case may be, as a party thereto, in accordance with the terms of such agreement. To the Knowledge of Seller or Business Subsidiary, each Material Contract is a legal, valid and binding obligation of the other party or parties to such Material Contract. In the past twelve months, Seller or Business Subsidiary have not given or received a notice of default under (whether oral or written) or had any material dispute with respect to any Material Contract.

                  Section 4.11 Absence of Certain Changes. Except as set forth in Section 4.11 of the Disclosure Schedule, since the Balance Sheet Date, the Business and each Business Subsidiary has been conducted only in the ordinary and usual course consistent with past practice, and neither Seller (with respect to the Assets), the Business nor any Business Subsidiary has or could reasonably be expected to have:

                           (a) suffered any Material Adverse Effect;

                           (b)  except as set forth in  Section  4.11(b)  of the
Disclosure Schedule, incurred any liability or obligation (absolute, accrued, contingent or otherwise) except items incurred in the ordinary course of business and consistent with past practice, none of which exceeds $50,000 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                           (c)  except as set forth in  Section  4.11(c)  of the
Disclosure Sched ule, paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the June 30, 2000 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

                           (d)  permitted  or  allowed  any of its  property  or
assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due, except as set forth in
Section 4.11(d) of the Disclosure Schedule;

                           (e)  except as set forth in  Section  4.11(e)  of the
Disclosure Sched ule, written down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written off as uncollectible any notes or accounts receivable, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

                           (f)  except as set forth in  Section  4.11(f)  of the
Disclosure Sched ule, cancelled any debts or waived any claims or rights of substantial value;

                           (g) sold,  transferred,  or otherwise disposed of any
of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                           (h)  except as set forth in  Section  4.11(h)  of the
Disclosure Sched ule, disposed of or permitted to lapse any rights to the use of any Intellectual Property, or disposed of or disclosed to any Person other than representatives of Purchaser any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

                           (i)  except as set forth in  Section  4.11(i)  of the
Disclosure Schedule, granted any general increase in the compensation of officers or employees of the Business (including any such increase pursuant to any bonus, pension, profitsharing or other plan or commitment) or any other increase in the compensation payable or to become payable to any officer or employee of the Business, and no such increase is customary on a periodic basis or required by agreement or understanding;

                           (j)  except as set forth in  Section  4.11(j)  of the
Disclosure Schedule, made any single capital expenditure or commitment in excess of $50,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $100,000 (on a Business-wide basis) for additions to property, plant, equipment or intangible capital assets;

                           (k)  declared,  paid or set  aside  for  payment  any
dividend or other distribution in respect of its capital stock, except dividends with respect to Seller's capital stock in property which does not constitute a part of the Assets or in cash;

                           (l) made any  change in any method of  accounting  or
accounting practice; or

                           (m) paid,  loaned or advanced any amount to, or sold,
transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any Affiliate or Associate of any of its officers or directors except for compensation to officers at rates not exceeding the rates of such fees and compensation paid during the year ended December 31, 1999.

                  Section 4.12       Title to Assets; Encumbrances.
                                     -----------------------------

                  Except for property having an aggregate book value not in excess of $100,000 sold since the Balance Sheet Date in the ordinary course of business and consistent with past practice and except for inventory sold in the ordinary course of business, Seller and each Business Subsidiary has good, valid and marketable title to all the Assets that each of them purports to own (tangible and intangible) free and clear of all Encumbrances, including all the properties and assets reflected in the June 30, 2000 Balance Sheet, and all such material properties and assets purchased by Seller for the use and benefit of the Business or by any Business Subsidiary since the date of the June 30, 2000 Balance Sheet, which subsequently acquired personal properties and assets (other than inventory and short term investments) are listed in Section 4.12 of the Disclosure Schedule. The rights, properties and other assets to be conveyed to Purchaser pursuant hereto include all rights, properties and other assets used by Seller to conduct the Business or necessary to permit Purchaser to conduct the Business after the Closing in all material respects in the same manner as such business has been conducted by Seller prior to the date hereof.

                  Section 4.13       Real Property.
                                     -------------

                           (a) Section  4.13(a) of the Disclosure  Schedule sets
forth a complete list and the location of all Real Property. True and complete copies of (i) all deeds, title insurance policies, if any, and surveys relating to the Real Property and in the case of surveys to the extent such surveys are in the possession of Seller or its Subsidiaries and (ii) all documents evidencing all Encumbrances upon the Real Property to the extent they are in the possession of Seller have heretofore been or will be furnished to Purchaser. There are no proceedings, claims, disputes or conditions affecting any Real

Property that might curtail or interfere with the use of such property. Neither the whole nor any portion of the Real Property nor any other Asset is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the Knowledge of Seller has any such condemnation, expropriation or taking been proposed. Neither Seller nor any Business Subsidiary is a party to any lease, assignment or similar arrangement under which Seller or any Business Subsidiary is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

                           (b) Neither  Seller nor any Business  Subsidiary  has
received any notice of, or other writing referring to, any requirements or recommendations by any insurance company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property, which repair or work has not been completed.

                           (c) Seller has obtained all appropriate  certificates
of occupancy, licenses, easements and rights of way, including proofs of dedication, required to use and operate the Real Property in the manner in which the Real Property is currently being used and operated. True and complete copies of all such certificates, permits and licenses to the extent they are in the possession of Seller or its Subsidiaries have heretofore been furnished to Purchaser. Each of Seller (with respect to the Business) and each Business Subsidiary has all approvals, permits and licenses (including any and all environmental permits) necessary to own or operate the Real Property as currently owned and operated, and no such approvals, permits or licenses will be required, as a result of the Transac tions, to be issued after the date hereof in order to permit Purchaser and the Business Subsidiaries, following the Closing, to continue to own or operate the Real Property in the same manner as heretofore, other than any such approvals, permits and licenses that are ministerial in nature and are normally issued in due course upon application therefore without further action by the applicant.

                  Section 4.14 Leases. Section 4.14(a) of the Disclosure Schedule contains an accurate and complete description of the terms of each Lease. A true and complete copy of each Lease has heretofore been delivered to Purchaser. Each Lease is valid, binding and enforceable upon Seller and to the Knowledge of Seller upon the other party thereto in accordance with its terms and is in full force and effect. To the Knowledge of Seller, the leasehold estate created by each Lease is free and clear of all Encumbrances. There are no existing defaults by Seller or to the Knowledge of Seller by any Business Subsidiary, under any of the Leases. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any Lease. Seller has no reason to believe that any lessor under any Lease will not consent (where such consent is necessary) to the consummation of the Transactions without requiring any modification of the rights or obligations of the lessee thereunder.

                  Section  4.15  Plant  and  Equipment.  Except  as set forth in
Section 4.15 of the Disclosure Schedule, the plants, structures and equipment owned or used by the Business and each Seller's Domestic Subsidiary and to the Knowledge of Seller with respect to the Seller's Foreign Subsidiaries, have no known defects and, to the Knowledge of Seller are in good operating condition and repair and are adequate for the uses to which they are being put. To the Knowledge of Seller, none of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. Neither Seller (with respect to the Business) nor any Seller's Domestic Subsidiary, nor to Seller's Knowledge with respect to the Seller's Foreign Subsidiaries, has received notification that it is in violation of any applicable building, zoning, health or other law, ordinance or regulation in respect of its stores, plants or structures or their operations or the Real Property.

                  Section 4.16       Environmental Matters.
                                     ---------------------

                           (a) Seller  (with  respect to the  Business)  and the
Seller's Domestic Subsidiaries, and to Seller's Knowledge the Seller's Foreign Subsidiaries, are in material compliance with all Environmental Laws. Such compliance includes, but is not limited to, the possession by Seller and each of the Business Subsidiaries of all permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof. Each permit and other governmental authorization currently held by Seller (with respect to the Business) and each of the Business Subsidiaries pursuant to the Environmental Laws is specifically identified in
Section 4.16(a) of the Disclosure Schedule.

                           (b)  Except as set forth in  Section  4.16(b)  of the
Disclosure Sched ule, neither Seller (with respect to the Business) nor the Seller's Domestic Subsidiaries, nor to Seller's Knowledge the Seller's Foreign Subsidiaries, has received any communica tion (written or oral), whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that

Seller (with respect to the Assets), or any of the Business Subsidiaries is not in full compliance with any Environmental Laws. Seller has delivered to Purchaser prior to the execution of this Agreement all information that is in the possession of or reasonably available to Seller, the Business or the
Business Subsidiaries regarding environmental matters pertaining to, or the environmental condition of, the businesses of Seller and the Business Subsidiaries or the compliance (or non-compliance) by the Business or any of the Business Subsidiaries with any Environmental Laws.

                           (c)  There is no  Environmental  Claim by any  Person
that is pending or threatened against Seller, the Business or any of the Seller's Domestic Subsidiaries or to Seller's Knowledge against the Seller's
Foreign   Subsidiaries,   or  against  any  Person  whose   liability   for  any
Environmental Claim Seller (with respect to the Business) or any Business Subsidiary has retained or assumed either contractually or by operation of law.

                           (d)  Except as set forth in  Section  4.16(d)  of the
Disclosure Sched ule, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against Seller (with respect to the Business) or any Seller's Domestic Subsidiary or, to the Knowledge of Seller, against any Person whose liability for any Environmental Claim Seller (with respect to the Business) or any Business Subsidiary has retained or assumed either contractually or by operation of law.

                           (e) Without in any way limiting the generality of the
foregoing, (i) all on-site and off-site locations where the Business or any Business Subsidiary, other than the Seller's Foreign Subsidiaries, has (previously or currently) stored, disposed or arranged for the disposal of Materials of Environmental Concern are specifically identified in Section 4.16(e) of the Disclosure Schedule, (ii) to Seller's Knowledge all on- site and off-site locations where any Seller's Foreign Subsidiary has (previously or currently) stored, disposed or arranged for the disposal of Materials of Environmental Concern are specifically identified in Section 4.16(e) of the Disclosure Schedule, (iii) all underground storage tanks, and the capacity and contents of such tanks, located on any property owned, leased, operated or controlled by Seller for the use or benefit of the Business or by any Business Subsidiary are specifically identified in Section 4.16(e) of the Disclosure Schedule, (iv) to Seller's Knowledge there is no asbestos contained in or forming part of any building, building component, structure or office space owned, operated or controlled by the Business or any Business Subsidiary and (v) to Seller's Knowledge no PCBs or PCB-containing items are used or stored at any property owned, operated or controlled by Seller for the benefit of the Business or by any Business Subsidiary.

                           (f) Seller has  provided to  Purchaser a copy of each
assessment,  report,  datum,  result  of  investigations  or  audit,  and  other information that is in the possession of or reasonably available to Seller or any Subsidiary regarding environmental matters pertaining to or the environmental condition of the Business, or the compliance (or noncompliance) by Seller (with respect to the Business) or any Business Subsidiary with any Environmental Laws.

                           (g)  Except as set forth in  Section  4.16(g)  of the
Disclosure Sched ule, none of Seller (with respect to the Business) nor any Business Subsidiary is subject to any Environmental Laws requiring (i) the performance of site assessment for Materials of Environmental Concern, (ii) the removal or remediation of Materials of Environmental Concern, (iii) the giving of notice to, or receiving the approval of, any Governmental Entity or (iv) the recording or delivery to any other Person of any disclosure document or statement pertaining to environmental matters by virtue of the Transactions or as a condition to the effectiveness of any of the Transactions.

                  Section 4.17       Contracts and Commitments.
                                     -------------------------

                           (a)  Except  as set  forth  in  Section  4.17  of the
Disclosure Schedule, no person has any agreement, option, understanding or commitments or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition from Seller of the Business or any Business Subsidiary.

                           (b) Neither the Business nor any Business  Subsidiary
has any agreements, contracts, commitments or restrictions which require the making of any charitable contribution.

                           (c)  Except  as set  forth  in  Section  4.17  of the
Disclosure Schedule, no material purchase contracts or commitments of the Business or any Business Subsidiary continue for a period of more than twelve
(12) months or are in excess of the normal, ordinary and usual requirements of business.

                           (d)  Except  as set  forth  in  Section  4.17  of the
Disclosure Schedule, neither the Business nor any Business Subsidiary has any outstanding contracts with directors, officers, employees, agents, consultants, advisors, salesmen, sales representa tives, distributors or dealers that are not cancellable by it on notice of not longer than thirty (30) days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings.

                           (e)  Except  as set  forth  in  Section  4.17  of the
Disclosure Schedule, neither the Business nor any Business Subsidiary has any employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations other than deferred compensation obligations set forth in Section 2.3(a)(iv) of the Disclosure Schedule.

                           (f)  Except  as set  forth  in  Section  4.17  of the
Disclosure Schedule, neither Seller (with respect to the Business) nor any Business Subsidiary is in material default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which it is a party or by which it is bound which defaults and violations in the aggregate would have a Material Adverse Effect upon the Business.

                           (g)  Except  as set  forth  in  Section  4.17  of the
Disclosure Schedule, neither Seller nor any Business Subsidiary has any employee to whom it is paying compensation at the annual rate of more than $100,000 for services rendered.

                           (h)  Except  as set  forth  in  Section  4.17  of the
Disclosure Schedule, neither Seller (with respect to the Assets) nor any Business Subsidiary is restricted by agreement from carrying on its business anywhere in the world.

                           (i)  Neither the Seller nor any  Business  Subsidiary
has outstanding any agreement to acquire any debt obligations of others.

                           (j)  Except  as set  forth  in  Section  4.17  of the
Disclosure   Schedule,   no  Business  Subsidiary  has  any  power  of  attorney
outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co- signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, corporation, partnership, joint venture, association, organization or other entity.

                  Section 4.18 Customers and  Suppliers.  Except as set forth in
Section 4.18 of the Disclosure Schedule, there has not been a Material Adverse Effect because of a change in the business relationship of the Business with any customer who accounted for more than 5% of the Business' sales (on a consolidated basis) during the period from July 1, 2000 to October 30, 2000, or with any supplier from whom the Business purchased more than 5% of the goods or services (on a consolidated basis) which it purchased during the same period. Except as set forth in Section 4.18 of the Disclosure Schedule, since January 1, 2000, no material licensor or licensee of the Business has cancelled or otherwise modified its relationship with the Business and, to the Knowledge of Seller, (a) no such Person has any intention to do so and (b) the consummation of the Transactions will not have a Material Adverse Effect on any such relationship.

                  Section 4.19 Insurance. Section 4.19 of the Disclosure Schedule sets forth (a) a true and complete list and description of all insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by the Business or the Business Subsidiaries in force on the date hereof with respect to the business or assets of Business or the Business Subsidiaries, together with a statement of the aggregate amount of claims paid out, and claims pending, under each such insurance policy or other arrangement through the date hereof and (b) a description of such risks which Business (with respect to the Business) or the Business Subsidiaries, or the Board of Directors or officers thereof, have designated as being self-insured. The Business and the Business Subsidiaries have policies of insurance issued by an insurer that Seller believes is financially sound and reputable of the type and in amounts Seller believes is customarily carried by Persons conducting businesses or owning assets similar to those of the Business. All such policies are in full force and effect, all premiums due thereon have been paid and the Business and the Business Subsidiaries are otherwise in compliance in all material respects with the terms and provisions of such policies. Furthermore, (a) neither the Business nor any Business Subsidiary has received any notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policies or arrangements threatened, (b) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements, (c) neither the Business nor any Business Subsidiary has received any notice from any of its insurance carriers that (i) any insurance premiums will be increased in the future or (ii) that any insurance coverage presently provided for will not be available to the Business or any Business Subsidiary in the future on substantially the same terms as now in effect or (iii) any claims have been denied by the insurer and no such notice is expected to be received and (d) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting the Business. A true and complete list of all outstanding claims for medical expenses in excess of $10,000 made by or with respect to any single employee of the Business is set forth in Section 4.19 of the Disclosure Schedule.

                  Section 4.20 Casualties. Since the Balance Sheet Date Seller has not been affected in any way as a result of flood, fire, explosion or other casualty which would have a Material Adverse Effect (whether or not material and whether or not covered by insurance). Seller is not aware of any circumstance which is likely to cause it to suffer any material adverse change in its business, operations or prospects, other than general economic conditions and typical industry risks.

                  Section 4.21 Litigation. Except as set forth in Section 4.21 of the Dis closure Schedule, there is no action, claim, charge, audit, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or to the Knowledge of Seller threatened against or involving the Business, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Seller or any Business Subsidiary pursuant to this Agreement or in connection with the Transactions; and to the Knowledge of Seller there is no valid basis for any such action, proceeding or investigation. Neither Seller nor any Business Subsidiary is subject to any judgment, order or decree which may have an a Material Adverse Effect on the Assets or on Seller's ability to acquire any property or conduct its business in any area.

                  Section 4.22 Compliance with Laws; Permits and Licenses. (a) Seller and the Seller's Domestic Subsidiaries, and to Seller's Knowledge with respect to the Seller's Foreign Subsidiaries, have complied, in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, foreign governments and agencies thereof that affect the business, properties or assets of the Business or the Assets, and to the Knowledge of Seller there are no circumstances that, if not remedied or modified, would prevent or materially interfere with such compliance.

                           (b) Seller and the  Seller's  Domestic  Subsidiaries,
and to Seller's Knowledge with respect to the Seller's Foreign Subsidiaries, have in effect, have obtained and will continue to obtain and renew until the Closing Date, all Permits necessary to conduct the Business as it is presently being conducted in accordance with the ordinances, rules, requirements and regulations of any Governmental Entity having jurisdiction over its properties or activities, and there has occurred no default under any such Permit, and to the Knowledge of Seller there are no Permits or licences that, if not obtained, would prevent or materially interfere with the conduct of the Business as it is presently being conducted. A list of all Permits necessary to conduct the Domestic Business is attached hereto as Section 4.22(b) of the Disclosure Schedule.

                           (c)  Without  limiting  the  foregoing,  neither  the
operations of the Business, nor the Seller's Domestic Subsidiaries nor, to the Knowledge of Seller, the Seller's Foreign Subsidiaries, violate or fail to comply in any material respect with applicable health, fire, safety, zoning or building codes, laws or ordinances, rules or regulations; (ii) Seller has not received any notice not heretofore complied with or in the process of being complied with, from any Governmental Entity having jurisdiction over its properties or activities, or any insurance or inspection body, that its operations or any of its properties, facilities, equipment, or business procedures or practices fail to comply in all material respects with any Applicable Law, ordinance, regulation, building or zoning law, or requirement of any public authority or body; and (iii) there are no pending or, to the Knowledge of Seller, threatened actions or proceedings by any Governmental Entity alleging violations in any material respect of such codes, laws or ordinances.

                  Section 4.23       Employee Benefit Plans.
                                     ----------------------

                           (a)  Section  4.23(a)  of  the  Disclosure   Schedule
contains a true and complete list of all Plans (other than oral or at will employment agreements that may be terminated at any time without liability). Neither Seller nor any Subsidiary nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Business or any Business Subsidiary.

                           (b) Seller has  heretofore  delivered  to Purchaser a
true and complete copy of each Plan (other than oral or at will employment agreements that may be terminated at any time without liability) and any amendments thereto (or if a Plan is not a written Plan, a description thereof), each agreement creating or modifying any related trust or other funding vehicle, the most recent annual report or summary required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

                           (c)  Neither  Seller  nor  any  ERISA  Affiliate  has
incurred any liability under Title IV of ERISA or Section 302 of ERISA that has not been satisfied in full and neither the Seller nor any ERISA Affiliate has maintained, sponsored or been required to make contributions to a Plan that is subject to Title IV or Section 302 of ERISA.

                           (d) Neither Seller (with respect to the Business) nor
any ERISA Affiliate, nor any Plan, nor any trust thereunder, nor to Seller's Knowledge any trustee or administrator thereof has engaged in a transaction with respect to a Plan pursuant to which either a civil penalty under Section 409 or
Section 502(i) of ERISA or a tax under Section 4975 or 4976 of the Code could be imposed on Purchaser, Purchaser's Subsidiary or any Seller's Purchased Subsidiary.

                           (e) Each Plan which  covers  employees  of any Seller
Purchased Subsidiary has been operated and administered in all material respects in accordance with its terms and Applicable Law, including ERISA and the Code.

                           (f) Each Plan which  covers  employees  of any Seller
Purchased Subsidiary intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

                           (g)   No    Plan    provides    medical,    surgical,
hospitalization or death benefits (whether or not insured) for employees or former employees of the Seller's Purchased Subsidiaries for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by Applicable Law, (ii) death benefits under any "pension plan," or
(iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                           (h) Neither Purchaser, Purchaser's Subsidiary nor any
Seller's Purchased Subsidiary will as a result of the consummation of the Transactions be liable to any current or former employee of the Business or any Business Subsidiary for severance pay, unemployment compensation or any other payment related to termination of employment or consummation of the Transactions, except as expressly provided in this Agreement or, in the case of Seller's Foreign Subsidiaries, under Applicable Law. The consummation of the Transactions will not, either alone or in combination with another event, accelerate the time of payment or vesting, or increase the amount of any compensation under any Plan which covers employees of Seller of any Seller's Purchased Subsidiary.

                           (i) Except for routine claims for benefits, there are
no pending, threatened or anticipated claims with respect to any Plan, by any employee of Seller's Purchased Subsidiaries.

                           (j) With  respect  to each  Plan  that is  sponsored,
maintained or contributed to by a Seller's Purchased Subsidiary or with respect to which and any Seller's Purchased Subsidiary is obligated or liable and that is not subject to United States law (each, a "Foreign Plan"):

                                   (i) all employer  and employee  contributions
         to each Foreign Plan required by law or by the terms of such Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

                                   (ii) the fair  market  value of the assets of
         each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and there has been no material change in the financial condition of any funded Foreign Plan from that shown in the last annual or actuarial report;

                                   (iii)  each  Foreign  Plan   required  to  be
         registered has been registered, has been maintained in good standing with applicable regulatory authorities and has been operated in accordance with applicable law; and no event has occurred which will or could give rise to deregistration or proceedings being commenced in respect of any Foreign Plan under any Applicable Law;

                                   (iv)  there  are no  pending,  threatened  or
         anticipated claims under any Foreign Plan and there has been no act or omission which has given or may give rise to fines, penalties, taxes or related charged under any Applicable Law; and

                                   (v) The  representations  and  warranties set
         forth in this Section 4.23 with respect to any Seller's Purchased Subsidiary not organized under the laws of the United States or any State thereof shall be given to the best of the Knowledge of Seller.


                  Section 4.24       Taxes

                           (a) All material Tax Returns  required to be filed on
or prior to the Closing Date by or with respect to the Assets or the operations or the income of Seller and its Subsidiaries have, within the time and manner prescribed by law, been duly filed with the appropriate tax authorities. All such Tax Returns are true, correct, and complete in all material respects and all Taxes shown to be due on such Tax Returns have been paid. Seller and its Subsidiaries have timely paid or caused to be paid all Taxes required to be paid or have made adequate reserves therefor for all taxable years or periods ending on or before the Closing Date and for the portion of the taxable year or period through and including the Closing Date in the case of any Straddle Period.

                           (b) There are no  Encumbrances  for Taxes upon any of
the Assets or upon the stock of any Seller's Purchased Subsidiary or upon the assets or properties of any Seller's Purchased Subsidiary except for statutory liens for Taxes not yet due.

                           (c)  Each  Seller's  Purchased  Subsidiary  (i)  have
prepared in good faith and duly and timely filed all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all respects, (ii) have paid all Taxes that are required to be paid on or prior to the Closing Date or that any Seller's Purchased Subsidiary is obligated to withhold on or prior to the Closing Date from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or adequately reserved on the books of the Seller's Purchased Subsidiary, and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

                           (d) There are not  pending or  threatened  in writing
any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters of any Seller's Purchased Subsidiary. The Tax Returns of each Seller's Purchased Subsidiary for the taxable periods ended before January 1, 1995 have been examined by the appropriate Governmental Entity (or the applicable statute of limitations for the assessment of Taxes for such periods has expired). A list of all audits, examinations or investigations commenced or completed with respect to any Seller's Purchased Subsidiary with respect to taxable periods ending after December 31, 1994 is set forth in Section 4.24(d) of the Disclosure Schedule;

                           (e) No Seller's  Purchased  Subsidiary is a party to,
is bound by, or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, and no Seller's Purchased Subsidiary has any potential liability or obligation to any person as a result of, or pursuant to, any such agreement, contract or arrangement;

                           (f) No power of attorney  has been granted by or with
respect any Business Subsidiary with respect to any matter relating to Taxes;

                           (g) No Seller's  Purchased  Subsidiary  is a party to
any agreement, plan, contract or arrangement (whether oral or in writing) that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or any similar provision of state, local or foreign law;

                           (h) All  material  Tax  deficiencies  which have been
claimed, proposed or asserted against any Seller's Purchased Subsidiary have been fully paid or finally settled, and no issue has been raised in any examination by any Tax authority, which, by application of similar principles, could reasonably be expected to result in the proposal or assertion of a material Tax deficiency for another year not so exam ined;

                           (i)  No  Seller's  Purchased  Subsidiary  has  been a
member of any affiliated group within the meaning of Section 1504 of the Code (or similar state, local, or foreign filing group).

                           (j)  Each of  Seller's  Purchased  Subsidiaries  have
receipts or other appropriate documentation for all material foreign taxes, charges, fees, levies or other assessments paid or accrued from January 1, 1994;

                           (k)  With   respect   to  each   Seller's   Purchased
Subsidiary that is classified as a partnership for United States federal income tax purposes or any Asset that is an interest in an entity that is classified as a partnership for United States federal income tax purposes, (i) each such partnership has complied with all applica ble requirements of the Code, including but not limited to the registration and investor list requirements applicable to tax shelters; (ii) all partnership allocations comply with the requirements of Section 704 of the Code and (iii) the capital account with respect to any interest in such partnership being acquired hereunder or owned by any Seller Purchased Subsidiary does not have a deficit balance that is required to be restored;

                           (l) Other  than any Tax  Returns  which  have not yet
been required to be filed, Seller has made available to Purchaser true and correct copies of the United States federal income Tax Return and any material state, local or foreign Tax Return filed by each Seller's Purchased Subsidiary for each of the taxable years ended December 31, 1997, 1998, and 1999;

                           (m) Section  4.24(m) of the Disclosure  Schedule sets
forth (i) all material elections with respect to Taxes of each Seller's Purchased Subsidiary and (ii) all foreign, state and local jurisdictions in which any Seller's Purchased Subsid iary is or has been subject to Tax and each material type of Tax payable in such jurisdiction during the taxable years ended December 31, 1999 and 2000;

                           (n) Seller has previously delivered or made available
to Purchaser complete and accurate copies of each of (i) all material audit reports, letter rulings, technical advice memoranda, and similar documents issued by a governmen tal authority from December 31, 1997 relating to the United States federal, state, local or foreign Taxes due from or with respect to any Seller's Purchased Subsidiary and (ii) any closing agreements entered into by any Seller's Purchased Subsidiary with any Tax authority in each case existing on the date hereof. Seller will deliver to Purchaser all materials with respect to the foregoing for all matters arising after the date hereof.

                           (o) No Seller's  Purchased  Subsidiary is required to
include in income any adjustment pursuant to Section 481(a) of the Code (or any similar provision of state, local or foreign law) by reason of any voluntary change in account ing method (nor has any Governmental Entity proposed in writing any such adjust ment or change of accounting method).

                  Section 4.25 Intellectual Property.
                               ---------------------

                           (a) Section  4.25(a) of the Disclosure  Schedule sets
forth a true and complete list of all patents and patent applications, trademark registrations and applications, service mark registrations and applications, Computer Software, Copyright registrations and applications, material unregistered trademarks, service marks, Copyrights and Internet domain names used or held for use in connection with the Business or any Business Subsidiary, together with all licenses related to the foregoing, whether Seller, the Business or any Business Subsidiary is the licensee or licensor thereunder.

                           (b) Seller, a Seller's Domestic  Business  Subsidiary
or to Seller's Knowledge a Seller's Foreign Subsidiary is the sole and exclusive owner or valid licensee of all Business Intellectual Property, free and clear of all Encum brances.

                           (c) All patents,  registrations  and applications for
Intellectual Property that are owned by Seller, a Seller's Domestic Business Subsidiary or to Seller's Knowledge by a Seller's Foreign Subsidiary and are used in and are material to the conduct of the businesses of the Business and any Business Subsidiary as currently conducted (i) are valid, subsisting, in proper form and to the Knowledge of Seller are enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative require ments of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no patent, registration or application therefor to the Knowledge of Seller is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any Governmental Entity in any jurisdiction.

                           (d)  Seller,   each  of  Seller's  Domestic  Business
Subsidiary or to Seller's Knowledge a Seller's Foreign Subsidiary own or has the valid right to use all of the Intellectual Property used by it or held for use by it in connection with its business. To the Knowledge of Seller, there are no conflicts with or infringements of any Business Intellectual Property by any third party. The conduct of the businesses of the Business, and any Business

Subsidiary as currently conducted to the Knowl edge of Seller, does not conflict with or infringe in any way on any proprietary right of any third party. There is no claim, suit, action or proceeding pending or, to the Knowledge of Seller, threatened against Seller, the Business or any Business Subsid iary (i) alleging any such conflict or infringement with any third party's proprietary rights or
(ii) challenging the ownership, use, validity or enforceability of the Business Intellectual Property.

                           (e) The Computer Software used by the Business or any
Business Subsidiary in the conduct of its business was either (i) developed by employees of Seller, the Business or Business Subsidiary within the scope of their employment, (ii) developed on behalf of Seller, the Business or any Business Subsid iary by a third party, and all ownership rights therein have been assigned or otherwise transferred to or vested in Seller or such Business Subsidiary, as the case may be, pursuant to written agreements or (iii) licensed or acquired from a third party pursuant to a written license, assignment, or other contract that is in full force and effect and of which none of Seller nor any Business Subsidiary is in material breach.

                           (f) All consents,  filings,  and authorizations by or
with Governmental Entities or third parties necessary with respect to the consummation of the Transactions, as they may affect the Intellectual Property, have been obtained.

                           (g) Neither  Seller nor any Business  Subsidiary  has
entered into any consent, indemnification, forbearance to sue, settlement agreement or cross- licensing arrangement with any Person relating to the Business Intellectual Property or, to the Knowledge of Seller, any Business Intellectual Property licensed by Seller for the use of the Business or licensed by any Business Subsidiary, or the Intellectual Property of any third party, except as contained in any license agreements listed in Section 4.25(g) of the Disclosure Schedule.

                           (h)  Neither   Seller,   any   Business   Subsidiary,
Purchaser's Subsidiary nor Purchaser is, nor will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Business Intellectual Property, as long as the Required Consents set forth in Section 4.5 of the Disclosure Schedule are obtained.

                  Section 4.26 Labor Matters
                               -------------

                           (a)  There is no  labor  strike,  dispute,  corporate
campaign, slowdown, stoppage or lockout actually pending, or to the Knowledge of Seller, threatened against or affecting the Business or any Business Subsidiary, and during the past five years there has not been any such action.

                           (b) Neither Seller (with respect to the Business) nor
any Business Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization or work rules or practices agreed to with any labor organization or employee association applicable to employees of Seller or any Business Subsidiary.

                           (c) No labor union has been certified by the National
Labor Relations Board as bargaining agent for any of the employees of the Business; no notice has been received from any labor union stating that it has been designated as the bargaining agent for any of said employees; and no petition has been filed by any labor union requesting an election to determine whether or not it is the exclusive bargaining agent for any of said employees.

                           (d)  None  of  the   employees  of  the  Business  is
represented by any labor organization and, to the Knowledge of Seller, there have been no union organizing activities among the employees of the Business within the past five years, nor does any question concerning representation exist concerning such employees.

                           (e)  No  collective  bargaining  agreement  which  is
binding on Seller (with respect to the Business) or any Business Subsidiary restricts any of them from relocating or closing any of their operations.

                           (f)  The  Business  has  not   experienced  any  work
stoppage or other general labor difficulty since June 30, 1999.

                           (g)  A  true  and  complete   copy  of  each  written
personnel policy, rule and procedure applicable to employees of the Business is included in Section 4.26(g) of the Disclosure Schedule.

                           (h) Each of Seller  (with  respect to the Assets) and
any Seller's Domestic Subsidiary, and to the Knowledge of the Seller with respect to each of the Seller's Foreign Subsidiaries, is and has at all times been, in compliance, in all material respects, with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupa tional safety and health, and is not engaged in any unfair labor practices, as defined in the National Labor Relations Act or other Applicable Laws.

                           (i)  There is no  unfair  labor  practice  charge  or
complaint against Seller (with respect to the Assets) or any Business Subsidiary pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board or any similar state or foreign agency.

                           (j) There is no presently  pending  grievance arising
out of any collective bargaining agreement or other grievance procedure.

                           (k)  To the  Knowledge  of  Seller,  no  charge  with
respect to or relating to the Business or any Business Subsidiary is pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices.

                           (l) Neither Seller (with respect to the Business) nor
any Business Subsidiary has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Business, and no such investigation is in progress.

                           (m)  There  are  no  complaints,  lawsuits  or  other
proceedings pending or, to the Knowledge of Seller, threatened in any forum by or on behalf of any present or former employee of Business, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                           (n) Since the  enactment of the WARN Act, (i) neither
Seller (with respect to the Business) nor any Business Subsidiary has effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Business, (iii) the Business has not been affected by any transaction or engaged in layoffs or employment termina tions sufficient in number to trigger application of any similar state, local or foreign Law or regulation and (iv) none of Business' employees has suffered an "employment loss" (as defined in the WARN Act) during the six-month period prior to the date hereof.

                  Section 4.27 Share Ownership. As of the date hereof, each share holder of a Seller's Purchased Subsidiaries is the record and beneficial owner of the number of shares set opposite such shareholder's name on Exhibit C hereto, as amended from time to time. No shareholder owns any securities issued by, or other obligations of, a Seller's Purchased Subsidiary which are not listed on Exhibit C hereto, as amended from time to time

                  Section 4.28 Ownership and Possession of Shares. The Seller's Purchased Subsidiaries' shares and interests and the certificates representing such shares and interests are as of the date hereof, and at all times shall be free and clear of all Encumbrances whatsoever, except for any Encumbrances created by this Agree ment and the restrictions on transfer contained in the agreements with the other owners of the Seller's Foreign Subsidiaries.

                  Section 4.29 Good Title Conveyed. The stock certificates, stock powers, endorsements, assignments and other instruments to be executed and deliv ered by the shareholders to Purchaser or Purchaser's Subsidiary at the Closing will be valid and binding obligations of the shareholders, enforceable in accordance with their respective terms, and will effectively vest in Purchaser or Purchaser's Subsidiary good, valid and marketable title to all the shares and interests to be transferred to Purchaser or Purchaser's Subsidiary pursuant to and as contemplated by this Agree ment free and clear of all Encumbrances except for any Encumbrances created by this Agreement and the restrictions on transfer contained in the agreements with the other owners of the Seller's Foreign Subsidiaries.

                  Section 4.30 Takeover Laws. Neither Seller nor any of its Subsidiar ies is subject to any "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state (collectively the "Takeover Laws") that would affect this Agreement, the Stockholders Agreement, or the Transactions contemplated hereby or thereby. Seller's Board of Directors has approved this Agreement, the Stockholders Agreement, and the Transactions contemplated hereby or thereby for the purpose of such Takeover Laws.

                  Section 4.31 Opinion of Financial Advisor. Seller's Board of Direc tors has received the opinion of Christenberry Collet and Company, Inc., dated the date hereof, a copy of which has been provided to Parent, Purchaser's Subsidiary and Purchaser, to the effect that, as of such date, the consideration to be received by Seller pursuant to this Agreement is fair to Seller and Seller's stockholders from a financial point of view.

                  Section 4.32 Brokers or Finders. Except for (i) Christenberry Collet and Company, Inc. and (ii) Norman Loebbecke Associates, no agent, broker, invest ment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions.

                  Section  4.33  Certain   Information.   Subject  to  Parent's,
Purchaser's  and  Purchaser's   Subsidiary's  fulfillment  of  their  respective
obligations with respect thereto, the proxy statement relating to the Stockholders Meeting as defined will contain (or will be amended in a timely manner so as to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable law and will conform in all material respects with the requirements of the Exchange Act and any other Applicable Law, and the proxy statement will not, at the time it is filed with the SEC or pub lished, sent or given to Seller's stockholders, and at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is hereby made by Seller with respect to any information supplied by Parent, Purchaser, or Purchaser's Subsidiary in writing for inclusion in the proxy statement. If at any time prior to the Stockholders Meeting any event with respect to Seller, or with respect to any information supplied by Seller for inclusion in the proxy statement, shall occur which is required to be described in an amendment of, or a supplement to, the proxy statement, Seller shall so describe the event to Parent and shall so amend or supplement the proxy statement.

                  Section 4.34 Full Disclosure. No representation or warranty by Seller contained in this Agreement and no statement contained in any document (including, without limitation, financial statements and the Disclosure Schedule), certificate, or other writing furnished or to be furnished by Seller to Purchaser, Purchaser's Subsid iary, Parent or any of their representatives

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(excluding  financial  forecasts,  and  other  forward  looking  projections  or information) pursuant to the provisions hereof or in connection with the Transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                 OF PURCHASER, PURCHASER'S SUBSIDIARY AND PARENT

                  Parent, Purchaser, and Purchaser's Subsidiary represent and warrant to Seller that:

                  Section 5.1 Organization. Each of Parent, Purchaser, and Pur chaser's Subsidiary are corporations duly organized, validly existing and in good standing under the laws of Spain, Spain and Delaware, respectively, and have all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on their business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a material adverse effect on the ability of Parent, Purchaser and Purchaser's Subsidiary to consummate the Transactions.

                  Section 5.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent, Purchaser and Purchaser's Subsidiary have full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by each of Parent, Purchaser and Purchaser's Subsidiary of this Agreement and the consummation of the Transac tions have been duly authorized by the Boards of Directors of each of Parent, Pur chaser and Purchaser's Subsidiary, and no other corporate action on the part of each of Parent, Purchaser or Purchaser's Subsidiary is necessary to authorize the execution and delivery by each of Parent, Purchaser or Purchaser's Subsidiary of this Agreement or the consummation of the Transactions. No vote of, or consent by, the holders of any class or series of stock is necessary to authorize the execution and delivery by each of Parent, Purchaser or Purchaser's Subsidiary of this Agreement or the consum mation by it of the Transactions. This Agreement has been duly executed and deliv ered by

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

each of Parent, Purchaser and Purchaser's Subsidiary, and, assuming due and valid authorization, execution and delivery hereof by Seller, is a valid and binding obligation of each of Parent, Purchaser and Purchaser's Subsidiary, enforceable against each of Parent, Purchaser and Purchaser's Subsidiary in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  Section 5.3 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act and state securities or blue sky laws, none of the execution, delivery or performance of this Agreement by each of Parent, Purchaser or Purchaser's
Subsidiary, the consummation by each of Parent, Purchaser and Purchaser's Subsidiary of the Transactions or compliance by each of Parent, Purchaser or Purchaser's Subsidiary with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of each of Parent, Purchaser or Purchaser's Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any Govern mental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instru ment or obligation to which each of Parent, Purchaser or Purchaser's Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to each of Parent, Purchaser or Purchaser's Subsidiary, or any of their Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and
(iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the ability of each of Parent, Purchaser or Purchaser's Subsidiary to consummate the Transactions or which arise from the regulatory status of Seller or the Business Subsidiaries.

                Section 5.4 Sufficient Funds. Purchaser has available, or has made arrangements to obtain (through existing cash on hand or credit arrangements of Parent or otherwise), sufficient funds to consummate the Transactions and to pay all fees and expenses of each of Parent, Purchaser and Purchaser's Subsidiary related to the Transactions.

                  Section 5.5 Brokers or Finders. None of Parent, Purchaser, Pur chaser's Subsidiary nor any of their Subsidiaries or their Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions, except Santander Investment Securities, Inc., whose fees and expenses will be paid by Parent in accordance with Purchaser's agreement with such firm.

                  Section 5.6 Certain Information. None of the information supplied or to be supplied by Parent, Purchaser or Purchaser's Subsidiary for inclusion in the proxy statement relating to the Stockholders Meeting will, at the time the proxy statement is filed with the SEC or published, sent or given to Seller's stockholders and of the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholders Meeting any event with respect to Parent, Purchaser, or Purchaser's Subsidiary, or with respect to any information supplied in writing by Parent, Purchaser or Purchaser's Subsidiary for inclusion in the proxy statement, shall occur which is required to be described in an amendment of, or a supplement to, such document, Parent, Purchaser or Purchaser's Subsidiary shall so describe the event to Seller.

                                   ARTICLE VI

                                    COVENANTS

                  Section 6.1 Interim Operations of the Business. Seller shall use commercially reasonable efforts to procure that, and Seller covenants and agrees that, after the date hereof and prior to the Closing Date, except (i) as expressly provided in this Agreement, (ii) as set forth in the Disclosure Schedule or (iii) as may be agreed in writing by Purchaser or Purchaser's Subsidiary, which agreement shall not be unreasonably withheld or delayed:

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

                           (a)  Except  as set  forth in  Section  6.1(a) of the
Disclosure Schedule, the Business shall be conducted in the same manner as heretofore conducted and only in the ordinary course, and each of Seller, the Business and any Business Subsidiary shall use commercially reasonable efforts to preserve the business organization of the Business intact, keep available the services of the current officers and key employees of the Business and maintain the existing relations with franchisees, customers, suppliers, creditors, business partners, employees and others having business dealings with the Business, to the end that the goodwill and ongoing business of the Business shall be unimpaired at the Closing Date. The Business shall not institute any new methods of manufacture, purchase, sale, lease, management, accounting or operation or engage in any transaction or activity other than minor changes in the ordinary course of business and consistent with past practice, except as set forth in Section 6.1(a) of the Disclosure Schedule;

                           (b) Seller and the Business  Subsidiaries will obtain
and renew, all Permits necessary to conduct the Business as it is presently being conducted or will be conducted in accordance with the ordinances, rules, requirements and regulations of any Governmental Entity having jurisdiction over its properties or activities in all material respects;

                           (c)  Seller   shall  (i)  take   reasonable   actions
consistent with historical practice to preserve and protect the Intellectual Property, (ii) maintain the books, records and accounts of the Business in the usual, regular and ordinary course of business on a basis consistent with past practice and in accordance with GAAP and (iii) maintain, preserve and protect all of the Assets in the condition in which they exist on the date hereof, except for ordinary wear and tear;

                           (d) Without the prior consent of the other party,  no
party hereto may intentionally and knowingly take any action that would cause the conditions precedent set forth in Article VII to effect the Transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by such party herein not to be true, correct and complete as of the Closing;

                           (e)  Seller  shall  use all  commercially  reasonable
efforts not to allow any Business Subsidiary to: (i) amend its certificate of incorporation or by- laws or similar organizational documents, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire,



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any shares of any class or series of its capital stock or any Voting Debt, (iii)
declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock; (iv) split, combine or reclassify any shares of any class or series of its capital stock; or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

                           (f)  Seller  shall not  allow  (with  respect  to the
Business) nor vote to allow any Business Subsidiary, and shall use all commercially reasonable efforts not to allow any Business Subsidiary, to modify, amend or terminate any of its Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

                           (g)  Seller  shall  use all  commercially  reasonable
efforts to not allow, and shall not vote to allow, any of the Business Subsidiaries to: (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume short-term Indebtedness exceeding $50,000 in the aggregate from the date hereof until the Closing; (ii) pay, repay, discharge, purchase, repurchase or satisfy any Indebtedness issued or guaranteed by any Business Subsidiary, except as required by the terms thereof;
(iii) modify the terms of any Indebtedness or other liability, (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except as described in Section 6.1(g) of the Disclosure Schedule as being in the ordinary course of business and consistent with past practice; (v) make any loans, advances or capital contributions to, or investments in, any other Person; (vi) enter into any material commitment or transaction (including any joint venture, partnership, capital expenditure or purchase, sale or lease of assets or real estate) other than pursuant to those set forth in Section 6.1(g) of the Disclosure Schedule; (vii) write down the value of any inventory or write off as uncollectible any notes or accounts receivable; or (viii) change any of the banking or safe deposit arrangements described or referred to in Section 6.1(g) of the Disclosure Schedule;

                           (h)  Seller  shall not  allow  (with  respect  to the
Business), and shall not vote to allow, and shall use all commercially reasonable efforts to not allow, any Business Subsidiary to lease, license, mortgage, pledge, or encumber any assets other than in the ordinary and usual

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

course of business and consistent with the past practice described in Section 6.1(f) of the Disclosure Schedule or transfer, sell or dispose of any assets other than in the ordinary and usual course of business and consistent with past practice or dispose of or permit to lapse any rights to any Intellectual Property;

                           (i)  Seller  shall not  allow  (with  respect  to the
Business), and shall not vote to allow, and shall use all commercially reasonable efforts to not allow, any Business Subsidiary to make any change in the compensation payable or to become payable to any of the officers, employees, agents or consultants of the Business (other than normal recurring increases in the ordinary course of business consistent with past practice in wages payable to employees who are not officers of the Business) or to Persons providing management services to the Business, or enter into or amend any employment, severance, consulting, termination or other agreement with, or employee benefit plan for, or make any loan or advance to, any of the officers, employees, Affiliates, agents or consultants of the Business or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

                           (j)  Seller  shall not  allow  (with  respect  to the
Business) nor vote to allow, and shall use all commercially reasonable efforts to not allow, any Business Subsidiary to (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer or employee of the Business, or pay or agree to pay or make any accrual or arrangement for payment to any officer or employee of the Business of any amount relating to unused vacation days, except to the extent Seller or a Business Subsidiary is unconditionally obligated to do so on the date hereof, (ii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any officer, employee, agent or consultant of the Business, whether past or present, except to the extent Seller or a Business Subsidiary is unconditionally obligated to do so on the date hereof, or (iii) amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

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

                           (k)  Seller  shall not  allow  (with  respect  to the
Business) and shall not vote to allow, and shall use all commercially reasonable efforts to not allow, any Business Subsidiary to permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Purchaser and Purchaser's Subsidiary, except policies providing coverage for losses not in excess of $100,000 which are replaced without diminution in or gaps in coverage ;

                           (l)  Seller  shall not  allow  (with  respect  to the
Business) and shall not vote to allow, and shall use all commercially reasonable efforts to not allow, any Business Subsidiary to enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business consistent with past practices;

                           (m) Seller  shall not vote to allow and shall use all
commercially reasonable efforts to not allow any Business Subsidiary to pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or settle any pending litigation other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements or incurred since the Balance Sheet Date in the ordinary course of business;.

                           (n) Seller  shall not vote to allow and shall use all
commercially reasonable efforts to not allow any Seller's Foreign Subsidiary to pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or settle any pending litigation other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice, of claims, liabilities or obligations or in the ordinary course of business;

                           (o) Seller  shall not vote to allow and shall use all
commercially reasonable efforts to not allow any Business Subsidiary to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

                           (p)  Seller  shall  file,  on a  timely  basis,  with
appropriate taxing authorities all Tax Returns required to be filed prior to the

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

Closing Date with respect to, or on behalf of, operations of the Business or any Seller's Purchased Subsidiary.

                           (q) Seller  shall not vote to allow and shall use all
commercially reasonable efforts to not allow any Seller's Purchased Subsidiary to (i) change any of the accounting methods used by it unless required by GAAP or the laws or accounting principles or practices of the jurisdiction to which it is subject or (ii) make any election relating to Taxes, change any election relating to Taxes already made, adopt any accounting method relating to Taxes, change any accounting method relating to Taxes unless required by GAAP or the laws or accounting principles or practices of the jurisdiction to which it is subject, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

                           (r)  Seller  shall not  allow  (with  respect  to the
Business) and shall not vote to allow, and shall use all commercially reasonable efforts to not allow, any Business Subsidiary to take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article VII not being satisfied, or would make any representation or warranty of Seller contained herein inaccurate in any respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of Seller, Purchaser or Purchaser's Subsidiary to consummate the Closing in accordance with the terms hereof or materially delay such consummation;

                           (s)  Seller  shall not  allow  (with  respect  to the
Business) and shall not vote to allow, and shall use all commercially reasonable efforts to not allow, any Business Subsidiary to take any action which would increase the accounts receivables of West Africa Chemicals to an amount greater than $600,000 (six hundred thousand dollars), between the date hereof and the Closing Date;

                           (t) Seller shall keep Parent and  Purchaser  informed
of the status of any discussion regarding the renegotiated license agreement with B.M.E. and any developments related thereto;

                           (u)  Seller  shall not  allow  (with  respect  to the
Business) and shall not vote to allow, and shall use all commercially reasonable efforts to not allow, any Business Subsidiary to take any action which would

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

have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; and

                           (v)  Seller  shall not  allow  (with  respect  to the
Business) and shall not vote to allow and shall use all commercially reasonable efforts to not allow any Business Subsidiary to enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, any of the foregoing.

                 Section 6.2        Access; Confidentiality.
                                   -----------------------

                           (a)  Between  the  date  of  this  Agreement  and the
Closing, Seller shall (i) afford each of Parent, Purchaser, Purchaser's Subsidiary and their authorized representatives reasonable access to all offices and other facilities of the Business and to all books and records relating to the Business and to the employees and personnel of the Business, (ii) permit each of Parent, Purchaser and Purchaser's Subsidiary to make such inspections and to make copies of such books and records as they may reasonably require and
(iii) furnish each of Parent, Purchaser and Purchaser's Subsidiary with such financial and operating data and other information concerning the Business as they may from time to time reasonably request. Each party will direct its employees to render any assistance which the other party may reasonably request in examining or utilizing records referred to in this Section 6.2.

                           (b) On and after the Closing,  during normal business
hours, Seller will permit each of Parent, Purchaser, Purchaser's Subsidiary and their authorized representatives, to have access to and examine and make copies of all books and records of Seller relating to the Business which are not delivered to Purchaser or Purchaser's Subsidiary pursuant hereto (including correspondence, memoranda, books of account, Tax records and the like) and relating to events occurring prior to the date hereof and to transactions or events occurring prior to the date hereof.

                           (c)  Parent,  Purchaser  and  Purchaser's  Subsidiary
shall cooperate with Seller, at Seller's expense, and make available to Seller such documents, books, records or information transferred to Purchaser or Purchaser's Subsidiary and relating to activities of the Business or Seller prior to the Closing as Seller may reasonably require after the Closing in connection with any tax determination or contractual obligations to third parties or to defend or prepare for the defense of any claim against Seller or

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

to prosecute or prepare for the prosecution of claims against third parties by Seller relating to the conduct of the business of the Business by Seller prior to the Closing or in connection with any governmental investigation of Seller or any of its Affiliates.

                           (d) Each party  agrees  not to  destroy  any files or
records which are subject to this section without giving reasonable notice to the other, and within 15 days of receipt of such notice, such other party may cause to be delivered to it the records intended to be destroyed, at such other party's expense.

                           (e) Parent,  Purchaser,  Purchaser's  Subsidiary  and
their authorized representatives (including its designated engineers or consultants) may at any time enter into and upon all or any portion of the Business' or any Business Subsidiary's properties (including all Real Property) in order to investigate and assess, as Parent, Purchaser and Purchaser's Subsidiary deem necessary or appropriate in their sole and absolute discretion, the environmental condition of such properties or the business conducted thereat. Such investigation may include, but need not be limited to, the performance of soil and surface or ground water sampling, monitoring, borings or testing and any other tests, investigations, audits, assessments, studies, inspections or other procedures relating to environmental conditions or Materials of Environmental Concern. Seller shall, and shall cause the Business and any Business Subsidiary to, cooperate with each of Parent, Purchaser, Purchaser's Subsidiary and their authorized representatives in conducting such investigation, shall allow Parent, Purchaser, Purchaser's Subsidiary and their authorized representatives full access to their properties and businesses, together with full permission to conduct such investigation, and shall provide to Parent, Purchaser, Purchaser's Subsidiary and their authorized representatives all plans, soil or surface or ground water tests or reports, any environmental investigation results, reports or assessments previously or contemporaneously conducted or prepared by or on behalf of, or in the possession of or reasonably available to Seller or any Business Subsidiary or any of their engineers, consultants or agents and all other information relating to environmental matters in respect of the Business. Purchaser shall restore, repair or replace Assets that are damaged or destroyed, other than ordinary wear and tear, as a result of Purchaser's action. Purchaser shall indemnify Seller for all such damage or destruction, including the damage or destruction arising out of an inspection conducted by Purchaser or Purchaser's representatives.

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

                           (f) Any information  regarding the Business or Assets
heretofore or hereafter obtained from Seller or its Subsidiaries by Parent, Purchaser, Purchaser's Subsidiary or their representatives shall be subject to the terms of the Confidentiality Agreement, and such information shall be held by Parent, Purchaser, Purchaser's Subsidiary and their representatives in accordance with the terms of the Confidentiality Agreement provided, however, that following the Closing, this Section 6.2 and the Confidentiality Agreement shall not prohibit Parent, Purchaser or Purchaser's Subsidiary from using and providing to third parties such information concerning the Assets or the Business as it may deem appropriate. The foregoing shall not preclude Parent, Purchaser or Purchaser's Subsidiary from (i) the use or disclosure of such information which currently is known generally to the public or which subsequently has come into the public domain, other than by way of disclosure in violation of this Agreement, (ii) the use or disclosure of such information that becomes available to Parent, Purchaser or Purchaser's Subsidiary on a non-confidential basis from a source other than Seller or the Seller's representatives, provided that such source is not known by Purchaser or Purchaser's Subsidiary to have a legal obligation prohibiting the disclosure of such information, or (iii) the disclosure of such information required by law or court order, provided that, to the extent practicable, prior to such disclosure required by law or court order Parent, Purchaser or Purchaser's Subsidiary will give Seller prior written notice of the nature of the law or order requiring disclosure and the disclosure to be made in accordance therewith.

                  Section 6.3  Efforts  and  Actions to Cause  Closing to Occur.
                               -------------------------------------------------

                           (a) Prior to the Closing,  upon the terms and subject
to the conditions of this Agreement, each of Purchaser and Seller shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any Applicable Laws) to consummate the Closing and the other Transactions as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Entity, and (ii) the preparation of any documents requested by Purchaser in order to facilitate financing of any of the Transactions. In addition, no party hereto

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

shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity or other Person required to be obtained prior to Closing.

                           (b) Prior to the Closing,  each party shall  promptly
consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly provide the other parties with copies of any written communication received by such party from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, Seller shall use commercially reasonable efforts to effect such transfers, amendments or modifications.

                           (c) Seller shall use commercially  reasonable efforts
to obtain, prior to the Closing, (i) if required, the unconditional consent to the Closing and the other Transactions of each lender to whom Seller or any Business Subsidiary, excluding any Seller's Foreign Subsidiary, owes in excess of $20,000 as of the Closing Date, (ii) the unconditional release of each Person holding a mortgage or lien that is not an Assumed Liability on real property or material personal property owned or leased by Seller for the use or benefit of the Business or any Business Subsidiary, excluding any Seller's Foreign Subsidiary; (iii) the unconditional consent to the Closing and the other Transactions of each lessor under each Lease relating to Real Property and each other material lease; (iv) with the commercially reasonable assistance of Purchaser, the transfer to Parent, Purchaser or Purchaser's Subsidiary of all Permits required by the Business and the Business Subsidiaries in the ordinary course of business or where such transfer is not possible, Seller will use commercially reasonable efforts to assist Parent, Purchaser or Purchaser's Subsidiary in obtaining new Permits for the Business and the Business
Subsidiaries  and (v) the  unconditional  consent to the  Closing  and the other

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

Transactions of each other party to each Material Contract with Seller for the use or benefit of the Business or with any Business Subsidiary, but only if and to the extent the failure to obtain such consent would have an adverse effect on the Business or any Business Subsidiary or the ability of Seller, Purchaser or Purchaser's Subsidiary to consummate the Transactions. All such releases and consents shall be in writing and executed counterparts thereof shall be delivered to Purchaser or Purchaser's Subsidiary at or prior to the Closing.

                           (d)  In  addition  to  and   without   limiting   the
agreements of the parties contained above, Seller, Purchaser and Purchaser's Subsidiary shall:

                                   (i) take  promptly  all actions  necessary to
         make the filings required of them or any of their Affiliates under the HSR Act;

                                   (ii) comply at the earliest  practicable date
         with any request for additional information or documentary material received by Seller, Purchaser's Subsidiary or Purchaser or any of their Affiliates from the FTC or the DOJ pursuant to the HSR Act or from any State Attorney General or other Governmental Entity in connection with antitrust matters;

                                   (iii) cooperate with each other in connection
         with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Transactions commenced by the FTC, DOJ, any State Attorney General or any other Governmental Entity;

                                   (iv) use all reasonable commercial efforts to
         resolve such objections, if any, as may be asserted with respect to the Transactions under any antitrust law; and

                                   (v) advise the other parties  promptly of any
         material communication received by such party from the FTC, DOJ, any State Attorney General or any other Governmental Entity regarding any of the Transactions, and of any understandings, undertakings or agreements (oral or written) such party proposes to make or enter into

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

         with the FTC, DOJ, any State Attorney General or any other Governmental Entity in connection with the Transactions.

Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, Seller and Purchaser shall each request early termination of the HSR Act waiting period.

                                   (e)  Notwithstanding  the  foregoing  or  any
         other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, neither Seller nor any Business Subsidiary shall be entitled without Purchaser's prior written consent or required to divest or hold separate or otherwise take or commit to take any action that limits Purchaser's freedom of action with respect of, or its ability to retain, the Business or the Assets any material portions thereof or any of the businesses, product lines, properties or assets of the Business.

                           (f)   Notwithstanding  the  foregoing  or  any  other
covenant herein contained, nothing in this Agreement shall be deemed to require Seller, Purchaser or Purchaser's Subsidiary (i) to divest or hold separate any assets (including the Assets) or agree to limit its future activities, method or place of doing business, (ii) to commence any litigation against any entity in order to facilitate the consummation of any of the Transactions, (iii) to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on the business, assets, condition (financial or otherwise), results of operations or prospects of either Seller, Parent, Purchaser or Purchaser's Subsidiary on the one hand, or the Business, on the other hand or (iv) to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of, or impose limitations on, any of the Transactions.

                 Section 6.4        Notification of Certain Matters.
                                    -------------------------------

                           (a)  Seller  shall  give  notice  to  Purchaser   and
Purchaser's Subsidiary promptly after becoming aware of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) any condition set forth in Article VII to be unsatisfied in any material respect at any time from the date hereof to the Closing Date and (ii) any failure of Seller or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the

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

failure to give such notice shall not be required from and after the time the party to whom such notice is to be given has actual knowledge of the information required to be included in such notice.

                           (b) Seller shall deliver to Purchaser and Purchaser's
Subsidiary copies of (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity relating to the United States federal, state, local or foreign Taxes due from or with respect to any Business Subsidiary and (ii) any closing agreements entered into by or on behalf of Seller relating to the Business or any Business Subsidiary with any taxing authority, which come into the possession of Seller after the date hereof.

                  Section 6.5 No Solicitation of Competing Transaction. (a) From the date of this Agreement until the Closing or, if earlier, the termination of this Agreement in accordance with its terms, Seller shall not (whether directly or indirectly through advisors, agents or other intermediaries), and Seller shall cause its and its Subsidiaries' respective officers, directors, advisors, representatives and other agents not to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (ii) participate or engage in substantive discussions or negotiations with, or disclose or provide any non-public information relating to Seller or its subsidiaries or afford access to the properties, books or records of Seller or its Subsidiaries to, any person (including any "person" as defined in Section 13(d)(3) of the Exchange Act) that has made an Acquisition Proposal or with or to any Person in contemplation of an Acquisition Proposal or (iii) enter into any agreement or agreement in principle providing for or relating to an Acquisition Proposal; provided, however, that if and only if (A) a person has submitted an unsolicited written Acquisition Proposal (under circumstances in which Seller has complied with its obligations under this Section 6.5(a)) to Seller's Board of Directors, (B) Seller's Board of Directors believes in good faith, based on such matters as it deems relevant, including the advice of Seller's financial advisor, that such Acquisition



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

Proposal is a Superior Proposal and (C) Seller's Board of Directors determines in good faith, based on such matters as it deems relevant, including consultation with Seller's outside legal counsel, that engaging in such negotiations or discussions or providing such information is required to satisfy the fiduciary duties of the Board of Directors of Seller under Utah law, then Seller may furnish information to such person with respect to Seller and the Business Subsidiaries (so long as Seller has entered into a customary confidentiality agreement with such party) and participate in negotiations and discussions with such person regarding such Acquisition Proposal; provided further that, after the fifth business day following Parent's receipt of written notice advising Parent that Seller's Board of Directors is prepared to accept such Superior Proposal, which notice specifies the material terms and conditions of such Superior Proposal and identifies the person making such Superior Proposal, the Board of Directors of Seller may, in response to a Superior Proposal which was not solicited by Seller and which did not otherwise result from a breach of this Section 6.5(a), terminate this Agreement, if the Board of Directors of Seller determines in good faith, based on such matters as it deems relevant, including consultation with the Seller's outside legal counsel, that it is a Superior Proposal under Applicable Law, and, concurrently with such termination, causes Seller to pay the fee payable pursuant to Section 8.2(b) hereof by reason thereof. Nothing contained in this Agreement shall prohibit Seller or Seller's Board of Directors from taking and disclosing to Seller's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e- 2(a) promulgated under the Exchange Act or from making any disclosure required by applicable law or, in the case of Seller's Board of Directors, making any other disclosure to Seller's stockholders that Seller's Board of Directors determines in good faith is required to be made to satisfy the fiduciary duties of Seller's Board of Directors under Applicable Law. Seller shall immediately cease and cause to be terminated and shall cause its Affiliates and Subsidiaries and its or their respective officers, directors, employees, representatives or agents, to terminate all existing discussions or negotiations, if any, with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal.

                           (b) Except as set forth in this Section 6.5,  neither
the Board of Directors of Seller nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, Purchaser or Purchaser's Subsidiary the approval or recommendation by the Board of Directors of Seller of this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing or anything else herein, subject to compliance with the provisions of this Section 6.5, prior to the Closing, Seller's Board of Directors may withdraw or modify its approval or recommendation of the Agreement, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the fifth business day following Parent's receipt of written notice (including by facsimile) from Seller advising Parent that the Board of Directors of Seller has received a Superior Proposal

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

which it intends to accept, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, but only if Seller shall have caused its financial and legal advisors to negotiate with Parent to make such adjustments to the terms and conditions of this Agreement as would enable Seller to proceed with the Transactions.

                           (c) In  addition to the other  obligations  of Seller
set forth in this Section 6.5, Seller shall promptly advise Parent orally and in writing of any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which is reasonably likely to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making the same. Seller shall inform Parent on a prompt basis of the status and content of any discussions regarding any Acquisition Proposal with a third party and as promptly as practicable of any change in the price, structure or form of the consideration or material terms of and conditions regarding the Acquisition Proposal.

                           (d) Nothing in this  Section 6.5, and no action taken
by the Board of Directors of Seller pursuant to this Section 6.5, will (i) permit Seller to enter into any agreement providing for any transaction contemplated by an Acquisition Proposal for as long as this Agreement remains in effect or (ii) affect in any manner any other obligation of Seller under this Agreement.

                  Section 6.6 Hiring by Purchaser. Purchaser or Purchaser's Subsid iary will offer employment to all of the employees of the Business, subject to the satisfaction by the employees of conditions in the ordinary course of business. If Purchaser or Purchaser's Subsidiary's failure to hire any employees of Seller shall result in any WARN Act liability to Seller, Purchaser shall indemnify and hold harmless Seller against such liabilities resulting therefrom. Purchaser or Purchaser's Subsidiary shall be free in their sole discretion to hire persons previously employed by the Business or not previously employed by the Business.

                  Section 6.7 Release of Purchaser from Retained Liabilities. Pur chaser and Purchaser's Subsidiary shall not assume any Retained Liability and Seller shall pay, satisfy and perform all Retained Liabilities. Notwithstanding any other provision of this Agreement, the obligations of Seller pursuant to this Section 6.7 shall survive the Closing and the transactions contemplated by this Agreement. Moreover, except (i) to the extent reflected on



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

the June 30, 2000 Balance Sheet, (ii) for the Canadian Union Contract and (iii) as otherwise agreed to pursuant to this Agreement, neither Parent, Purchaser nor Purchaser's Subsidiary shall assume any labor agreements or any liabilities thereunder or the fringe benefit plans or any other liabilities which Seller may have with respect to any union or the employees of the Business (including former employees) either on the date hereof or the date of the Closing, including liabilities of Seller with respect to payment of wages or pensions which may have accrued, vested or been earned prior to the Closing and liabilities of Seller to contribute to pension or other fringe benefit plans with respect to or on account of service prior to the Closing, and/or any other term or condition of employ ment presently enjoyed by employees of the Business.


                  Section 6.8 Insurance; Risk of Loss. Seller shall maintain insurance coverage and related risk of loss for one year following the Closing with respect to the Business and the Assets for events occurring, circumstances existing and Liabilities accruing before the Closing.

                  Section 6.9 Seller's Non-Compete.(a) Except for Seller's (and certain of Seller's employees) continuation of the Ghana Activities consistent in magnitude and scope with its current operations there, without the express prior written consent of Purchaser, neither Seller nor any Subsidiary of Seller shall, at any time during the seven-year period immediately following the Closing Date, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be related or otherwise affiliated in any manner with, any business that competes with the Business; and provided, further, that the foregoing shall not prohibit Seller from owning as a passive investment 5% or less of the outstanding equity of any publicly- traded entity. Seller agrees that Seller and Seller's Subsidiaries will not, for a period of two years after the Closing Date, seek to employ any person now employed by Seller for the primary benefit of the Business if such Person is then employed by Purchaser or any Subsidiary of Purchaser.

                           (b)  The  provisions  of the  covenant  contained  in
Section 6.9(a) above shall be deemed to be a separate covenant in each of the states, cities, counties, or other political subdivisions of the United States and in foreign countries. The parties acknowledge and agree that the time, scope, and other provisions of Section 6.9(a) have been specifically negotiated by sophisticated, commercial parties and specifi cally hereby agree that such time, scope and other provisions are reasonable under the circumstances. The parties further agree that if, at any time, despite the express agreement of the parties, a court of competent jurisdiction holds that any portion of Section 6.9(a) is unenforceable because any of the restrictions therein are unreason able, or for any other reason, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, and the maximum estrictions of time or scope reasonable under the circumstances, as determined by such court, will be substituted for any such restrictions which are held unenforceable. In the event, of a breach by any party of any of the provisions of Section 6.9(a), the parties acknowledge that such breach may cause irreparable damage to Purchaser and Purchaser's Subsidiary, the exact amount of which may be difficult to ascertain, and the remedies at law for any such breach may be inadequate. Accordingly, Purchaser and Purchaser's Subsidiary may be entitled, in addition to any other rights or remedies existing in their favor, to seek specific performance and injunctive relief in order to enforce or prevent breach of any such provisions.

                 Section 6.10       Subsequent Actions.
                                   ------------------

                           (a) If at any time  after the  Closing  Purchaser  or
Purchaser's Subsidiary will consider or be advised that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm ownership (of record or otherwise) in Purchaser or Purchaser's Subsidiary, its right, title or interest in, to or under any or all of the Assets or otherwise to carry out this Agreement, Seller shall execute and deliver all deeds, bills of sale, instruments of conveyance, powers of attorney, assignments and assurances and take and do all such other actions and things as may be reasonably requested by Purchaser or Purchaser's Subsidiary in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Purchaser or Purchaser's Subsidiary or otherwise to carry out this Agreement.

                           (b) After the Closing, each of Purchaser, Purchaser's
Subsidiary, any Seller's Purchased Subsidiary and Seller shall:

                                   (i)  cooperate  fully  in  preparing  any Tax
         Returns of the Seller and the Seller's Purchased Subsidiaries and preparing for any audits of, or disputes or litigation with taxing authorities regarding, any Tax Returns with respect to any Seller's Purchased Subsidiary;

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

                                   (ii) make  available to the others and to any
         taxing authority as reasonably requested all information and documents relating to Taxes of the Seller or the Seller's Purchased Subsidiaries or any Taxes imposed on the Business or Assets for which the party may have liability;

                                   (iii) provide  timely notice to the others in
         writing of any pending or threatened tax audits, assessments or litigation with respect to Seller for any taxable period for which the other party may have liability under this Agreement; and

                                   (iv)  furnish  the others  with copies of all
         correspondence received from any taxing authority in connection with any tax audit or information request with respect to any taxable period for which the other may have liability under this Agreement.

                           (c) In case at any time  after the  Closing  Date any
further action is necessary, proper or advisable to carry out the purposes of this Agreement, as soon as reasonably practicable, each party hereto shall take, or cause its proper officers or directors to take, all such necessary, proper or advisable actions.

                  Section 6.11 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Purchaser, Purchaser's Subsidiary and Seller. Thereafter, until the Closing, or the date the Transactions are terminated or abandoned pursuant to Article VIII, neither Seller, Purchaser, Purchaser's Subsidiary, nor any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the other Transactions without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

                  Section 6.12 Waiver of Bulk Sales Requirement. Each of the parties waives compliance with any applicable bulk sales laws, including without limitation the Uniform Commercial Code Bulk Transfer provisions. Seller agrees to pay and discharge in due course and will indemnify and save harmless Purchaser and Purchaser's Subsidiary, from and against all claims made by creditors of Seller, including expenses and attorneys' fees incurred by Purchaser and Purchaser's Subsidiary in defending against such claims, except those expressly assumed by Purchaser and Purchaser's Subsidiary pursuant hereto.

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

                 Section 6.13       Completion of Non-assignable Contracts.
                                    --------------------------------------

                           (a)  Seller  shall  use its  commercially  reasonable
efforts to obtain any consent, approval or amendment required to novate and/or assign any contract or agreement included in the Assets, or any other Asset to be assigned to Purchaser or Purchaser's Subsidiary hereunder and Purchaser shall use all commercially reasonable efforts to fulfill Seller's obligations under such contracts. Seller shall keep Purchaser and Purchaser's Subsidiary reasonably informed from time to time of the status of the foregoing and Purchaser and Purchaser's Subsidiary shall cooperate with Seller in this regard. To the extent that the rights of Seller or any of its Subsidiaries under any contract or agreement included in the Assets, or under any other Asset to be assigned to Purchaser or Purchaser's Subsidiary hereunder, may not be assigned without the consent of another Person which has not been obtained prior to the Closing, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would be unlawful. If any such consent has not been obtained or if any attempted assignment would be ineffective or would impair Purchaser or Purchaser's Subsidiary's rights under the instrument in question so that Purchaser or Purchaser's Subsidiary would not acquire the benefit of all such rights, then Seller or a Subsidiary thereof, as applicable, to the maximum extent permitted by Applicable Law and the instrument, shall act as Purchaser's agent (or Purchaser's Subsidiary's Agent) in order to obtain for Purchaser or Purchaser's Subsidiary the benefits thereunder and shall cooperate, to the maximum extent permitted by Applicable Law and the instrument, with Purchaser or Purchaser's Subsidiary in any other reasonable arrangement designed to provide such benefits to Purchaser or Purchaser's Subsidiary(including, without limitation, by entering into an equivalent arrangement).


                 Section 6.14       Tax Matters

                           (a) Computation of Tax  Liabilities.  For purposes of
determining the Taxes imposed which relate to a Straddle Period and must be allocated between a Pre-Closing Straddle Period and a Post-Closing Straddle Period, the Taxes attributable to the Pre-Closing Straddle Period shall be determined as follows:

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                                   (i) In the case of Taxes  that are either (A)
         based upon or related to income or receipts or (B) imposed in connection with any sale or other transfer or assignment of property (real, personal, tangible, or intangible), such Taxes shall be deemed equal to the amount that would be payable if the taxable year ended on and included the Closing Date; and

                                   (ii) In the case of Taxes  not  described  in
         Section 6.14(a)(i), that are imposed on a periodic basis and measured by the amount, value or level of any item (such as personal property taxes and real estate taxes), such Taxes shall be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preced ing period) multiplied by a fraction, the numerator of which is the number of calendar days in the taxable period ending on (and including) the Closing Date, and the denominator of which is the number of calendar days in the entire taxable period.

                                   (iii) If, for a particular Tax Return, Seller
         does not agree with Parent's determination of the amount for which Seller is responsible pursuant to Section 9.1(b)(i) ("Parent's Requested Amount"), the parties shall attempt to resolve the disagreement. If the parties are unable to resolve the disagreement within 30 days before the filing of the relevant Tax Return, the dispute shall be referred to a "Big Five" accounting firm reasonably acceptable to both Seller and Purchaser (the "Tax Arbitrator") whose determination shall be binding upon the parties. The fees and expenses of the Tax Arbitrator shall be borne equally by Seller and Purchaser. If the Tax Arbitrator has not rendered a decision at least two (2) days prior to the Due Date for filing the relevant Tax Return, the Tax Return shall be filed in the manner determined by Purchaser and Seller shall pay any amounts determined by Purchaser to be due and owing from the Seller at least one (1) day before the Due Date of such Tax Return. At such time as the amount due from Seller to Purchaser is finally determined by the Tax Arbitrator, a payment shall be made from Seller to Purchaser in an amount equal to the excess, if any, of (i) the amount finally determined to be due over (ii) the Parent's Requested Amount or from Purchaser to Seller in an amount equal to the excess, if any, of (i) Parent's Requested Amount over (ii) the amount finally determined to be due.



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                           (b) Tax Returns.  Seller shall  prepare,  in a manner
consistent with past practice other than as required by law, all Tax Returns of any Seller's Purchased Subsidiary for any Pre-Closing Period. Seller shall file or cause to be filed when due such Tax Returns described in this Section 6.14(b)(i);

                                   (i)  Parent  shall   prepare  all  other  Tax
         Returns with respect to any Seller's Purchased Subsidiary for taxable periods due to be filed after the Closing Date. With respect to any Tax Return for a Straddle Period, Parent shall deliver a copy of such Tax Return not less than sixty (60) days prior to the Due Date with respect to such Tax Return to Seller for its review and approval, which may not be unreasonably withheld. Seller shall be entitled to object to any items reflected on such Tax Return relating solely to Taxes for which Seller is liable pursuant to this Agreement. If Seller objects (which objection shall be made no later than 30 days before the Due Date), the parties shall attempt to resolve the disagreement. If the parties are unable to resolve the disagreement at least three (3) days prior to the Due Date, the same dispute resolution and payment procedures set forth in Section 6.14(a)(iii) shall apply to this Section 6.14(b)(i).

                                   (ii)  Information  to be  Provided by Seller.
         Seller shall prepare and provide to Parent a package of tax information materials (the "Tax Package") with respect to any and all Tax Returns required to be filed by Parent pursuant to Section 6.14(b)(ii) for any Seller's Purchased Subsidiary which Tax Return is related to any Straddle Period. Such Tax Package shall be completed in accordance with Seller's past practice including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income, tax credits, and other relevant measures of income and credits of Seller's Purchased Subsidiary. Seller shall deliver to Parent the Tax Package for any Tax Return related to any Straddle Period within ninety 90 days after the end of such period.

                           (c)  Assistance  and  Cooperation.  Seller and Parent
agree that, after the Closing Time:



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                                   (i) each party  shall  assist  (and cause its
         Affiliates to assist) the other in preparing any Tax Returns which the other is responsible for preparing and filing;

                                   (ii) the  parties  shall  cooperate  fully in
         preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns and payments in respect thereof;

                                   (iii) the  parties  shall make  available  to
         each other and to any taxing authority as reasonably requested all relevant books and records relating to Taxes;

                                   (iv) the parties shall provide  timely notice
         to the other in writing of any pending or proposed audits or assessments with respect to Taxes for which the other may have an indemnification obligation under this Agreement;

                                   (v) the parties shall furnish each other with
         copies of all relevant correspondence received from any Tax authority in connection with any audit or information request with respect to any Taxes referred to in subsection (D) above; and

                                   (vi) except as otherwise provided herein, the
         party requesting assistance or cooperation shall bear the other's out-of- pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third-party service providers other than attorneys' fees.

                           (d)  Maintenance  of Books and Records.  Seller shall
transfer to Parent all books and records in existence on the Closing Date related to any Seller's Purchased Subsidiary. Until the applicable statute of limitations (including periods of waiver) has run for any Tax Returns filed or required to be filed covering the periods up to and including the Closing Date, Parent shall, or cause its Affiliates to, retain all books and records in existence on the Closing Date related to any Seller's Purchased Subsidiary and after the Closing Date will provide Seller access to such books and records for inspection and copying by Seller and its representatives during normal business

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

hours upon reasonable request and upon reasonable notice. After the expiration of such period, no such books and records shall be destroyed by Parent or its Affiliates without first advising Seller in writing detailing the contents of any such books and records and giving Seller at least 120 days to obtain possession thereof.

                           (e)   Certain Post-Closing Settlement Payments.
                                 ----------------------------------------

                                   (i) Refunds and  Overpayments.  If, after the
         Closing, Parent or its Affiliates (a) receive any refund, or (b) applies any overpayment of Taxes with respect to any Pre-Closing Period (except to the extent reflected in the Financial Statements as a current asset) which, in either case (a) and (b), (i) relate to a Tax paid by any Business Subsidiary or (ii) is the subject of indemnification by Seller, Parent shall promptly pay, or cause to be paid, to Seller an amount in aggregate equal to the refund or overpayment (including interest) received or applied by Parent or its Affiliates. Parent agrees to notify Seller promptly of the receipt of any such refund or application of any such overpayment;

                                   (ii) Subsequent Adjustment. In the event that
         any Tax  refund,  benefit  or savings  described  in any clause of this
         Section 6.14(e) is subsequently reduced as a result of any adjustment required by any Tax authority, this Section 6.14(e) shall be applied, taking into account such adjustment. If Seller, on the one hand, or Parent or its Affiliates, on the other hand, have paid any amount to the other on the basis of the application of this Section 6.14(e) prior to such subsequent adjustment or such subsequent creation of tax attributes (each, a subsequent event) and the amount due pursuant to this Section 6.14(e) taking into account such subsequent event is determined to have changed as a result of such subsequent event, the parties agree to make any payment necessary to settle the difference between the amount previously paid and the amount subsequently determined to be due.

                  Section 6.15 General Cooperation. From the date hereof through the Closing, Seller will use its good faith efforts to operate the Business in such a manner as to achieve a smooth transition consistent with the mutual business interests of Seller, Purchaser's Subsidiary and Purchaser. In this regard, Seller, Purchaser's Subsidiary and Purchaser agree that they will enter into good faith discussions concerning the Business, including, but not limited

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to, personnel policies and procedures, and other operational matters relating to the Business.

                  Section 6.16 Stockholders Meeting. As soon as practicable Seller shall take all action necessary, in accordance with Utah law and other applicable law and its certificate of incorporation and bylaws to convene and hold a special meeting of the stockholders of Seller (the "Stockholders Meeting") for the purpose of considering and voting upon (i) this Agreement and
(ii) a change in Seller's name. The Board of Directors of Seller shall recommend that the holders of shares vote in favor of both the adoption of this Agreement and a change in Seller's name at the Stockholders Meeting. Once the Stockholders Meeting has been called and noticed, Seller shall not postpone or adjourn the Stockholders Meeting (other than for the absence of a quorum) without the consent of Parent unless required by law or court order.

                  Section 6.17 Preparation of Proxy.  Following the date hereof,
Seller shall, as soon as practicable, prepare and file with the Securities and Exchange Commission ("SEC") a preliminary proxy statement relating to the Stockholders Meeting. Seller shall use all reasonable efforts to have the preliminary proxy state ment cleared by the SEC and Seller shall use all reasonable efforts to cause the proxy statement to be mailed to Seller's stockholders as promptly as practicable after the definitive proxy statement is filed with the SEC. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the proxy statement will be made by Seller, without providing Purchaser, Purchaser's Subsidiary and Parent a reasonable opportunity to review and comment thereon. Seller will advise Parent, Purchaser and Purchaser's Subsidiary promptly after it receives notice thereof, of any request by the SEC for the amendment of the proxy statement or comments thereon and responses thereto or requests by the SEC for additional information. All such information shall be treated as confidential information under the terms of the Confidentiality Agreement. If at any time prior to the Stockholders Meeting any information relating to Seller or Parent, or any of their respective affiliates, officers or directors, should be discovered by Seller or Parent which should be set forth in an amendment or supplement to the proxy statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circum stances under which they were made, not misleading, the party which discovers such information

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shall promptly notify the other parties hereto and an appropriate  amend ment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Seller.

                  Section 6.18 Lease. Seller and Purchaser shall negotiate in good faith a customary commercial lease agreement to be entered into prior to the Closing pursuant to which Purchaser will lease the real property located at 8805 South Sandy Parkway in Sandy, Utah. The lease shall provide for a one-year term (with a one-year renewal option and a rental fee to be mutually agreed upon by Seller and Purchaser based on current market rates in Sandy, Utah.

                  Section 6.19 Cooperation with Respect to Line of Credit. Between the date hereof and the Closing, Purchaser agrees to use commercially reasonable efforts to secure a $4,500,000 (four million five hundred thousand dollars) all purpose credit facility for the Business (which maybe a refinancing or restructuring of the existing working capital facility between Seller and Wells Fargo) (the "Line of Credit"). Between the date hereof and the Closing, Purchaser and Seller agree to reasonably cooperate in connection with Purchaser's efforts to secure the Line of Credit with Wells Fargo or any other financial institution.

                  Section 6.20 Disclosure Supplements. From time to time prior to the Closing, Seller shall promptly but in no event more than once every thirty days, supplement or amend the Disclosure Schedule with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agree ment, would have been required to be set forth or described in the Disclosure Sched ule ("New Matter"). Such supplements shall at the minimum include financial statements with respect to Eastern Mining Services and Turon-MSI to the extent not included in the Financial Statements delivered in connection with this Agreement. No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement for the purpose of determining satisfaction of the conditions set forth in Article VII hereof provided, however, that if Purchaser elects to close the Transactions contemplated hereby after receiving notice of a New Matter, Purchaser shall not be entitled to indemnification as contemplated under Article IX with respect to such New Matter.

                  Section 6.21 Resolution of Business Conflict. Purchaser and Seller shall cooperate fully with each other and in connection with any steps required to be taken to resolve the business conflict of O'Brien Design Associates, Inc., a Delaware corporation (the "ODA Business Conflict"), which

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

will result upon consummation of the transactions contemplated by this Agreement, and each of them shall use their commercially reasonable efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder, including, without limitation, causing to be fulfilled at the earliest practical date the conditions precedent set forth in Article VII in order to consummate the Transactions contemplated hereby. Each of Purchaser and Seller shall provide the other with such assistance as may reasonably be requested by either of them in connection with the resolution of the ODA Business Conflict.

                  Section 6.22 Shareholders in Business Subsidiaries. Seller shall use its best efforts to cause each shareholder in its Business Subsidiaries to take all necessary corporate or other actions to to consummate the Transactions.

                  Section 6.23 Further Assurances. Each party shall cooperate with the other, and execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and to make all filings with and to obtain all consents (including Required Consents), approvals or authorizations of any Govern mental Entity or other regulatory authority or any other Person under any Permit, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by the other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

                                   ARTICLE VII

                                   CONDITIONS

                  Section 7.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

                           (a)  Statutes;  Court  Orders.  No  statute,  rule or
regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Closing; and there shall be no pending or threatened suit, action, order or injunction of a court of competent jurisdiction or Governmental Entity in effect precluding consummation of the Closing;

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

                           (b)  Lease.  At or prior  to the  Closing  Date,  the
parties will enter into a lease for the real property located at 8805 South Sandy Parkway in Sandy, Utah;

                           (c) HSR Approval. The applicable waiting period under
the HSR Act shall have expired or been terminated; and

                           (d)  Shareholder  Approval.  The Agreement shall have
been approved and adopted by the affirmative vote of the requisite number of shares of the outstanding shares of Seller's common stock.

                  Section 7.2 Conditions to Obligations of Parent, Purchaser and Purchaser's Subsidiary to Effect the Closing. The obligations of Parent, Purchaser and Purchaser's Subsidiary to consummate the Closing shall be subject to the satisfac tion on or prior to the Closing Date of each of the following conditions:

                           (a) Government Action.  There shall not be threatened
or pending any suit, action or proceeding by any Governmental Entity:

                (i) seeking to prohibit or impose any material limitations on Par ent, Purchaser or Purchaser's Subsidiary's ownership or opera tion (or that of any of its Subsidiaries or Affiliates) of all or a material portion of their businesses or assets or the Assets, or to compel Parent, Purchaser or Purchaser's Subsidiary or any of their Subsidiaries or Affiliates to dispose of or hold separate any material portion of the Assets or the business or assets of Parent, Purchaser, Purchaser's Subsidiary or any of their Sub sidiaries or Affiliates;

                (ii) seeking to restrain or prohibit the consummation of the Closing or the performance of any of the other Transactions, or seeking to obtain from Parent, Purchaser, Purchaser's Subsidiary or any of their Subsidiaries any damages that are material;

                (iii) seeking to impose material limitations on the ability of Parent, Purchaser or Purchaser's Subsidiary, or rendering Purchaser or Purchaser's Subsidiary unable, to accept for payment or pay for or purchase some or

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

                           all of the Assets or otherwise to consum mate the Closing;

                (iv) seeking to impose material limitations on the ability of Parent, Purchaser or Purchaser's Subsidiary effectively to exercise full rights of ownership of the Assets; or

                (v) which otherwise is reasonably likely to have a Material Ad verse Effect; or

any other action shall be taken by any Governmental Entity, other than the application to the Transactions of applicable waiting periods under the HSR Act, that is reason ably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) above.

                           (b) Opinion of Seller's  Counsel.  Seller  shall have
delivered to Purchaser at the Closing an opinion of Seller's counsels, dated the Closing Date, in form and substance satisfactory to Purchaser, to the effect that:

                                   (i) Except as specified in Section  7.2(b)(i)
         of the Disclosure Schedule, all the outstanding capital stock of each Business Subsidiary is owned directly or indirectly by Seller and is validly issued, and nonassessable, and to the knowledge of such Seller's counsel there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Subsidiary to any Person;

                                   (ii)  Each  Business   Subsidiary  (x)  is  a
         corporation or other entity duly organized, validly existing and in good standing under the laws of its state of incorporation; and (y) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns;

                                   (iii)  Seller  has full  corporate  power and
         authority to execute and deliver this Agreement, and to consummate the Transactions. The execution, delivery and performance by Seller of this Agreement and the consummation by it of the Transactions, have been duly authorized by Seller's Board of Directors and approved by Seller's shareholders, and no other corporate action on the part of Seller is

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

         necessary to authorize the execution and delivery by Seller of this Agreement or the consummation by it of the Transactions;

                                   (iv) This  Agreement  has been duly  executed
         and delivered by Seller and, assuming due and valid authoriza tion, execution and delivery thereof by Parent, Purchaser and Purchaser's Subsidiary, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and
         (b)  the  availability  of  the  remedy  of  specific   performance  or
         injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought;

                                   (v)   Except   for  the   filings,   permits,
         authorizations, consents and approvals as may be required under, and other  applicable  requirements  of, the  Exchange  Act, the HSR Act and state  securities or blue sky laws,  none of the execution,  delivery or perfor mance of this Agreement by Seller, the consummation by Seller of the Transactions or compliance by Seller with any of the provisions hereof will (w) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws or similar organizational docu ments of Seller or any Business Subsidiary, (x) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity which have not been obtained, or (y) to the knowledge of such counsel, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, any Business Subsidiary or any of their properties or assets, excluding from the foregoing clauses (x) and (z) such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Business and the Business Subsid iaries, taken as a whole;

                                   (vi)   Except   as  set   forth  in   Section
         7.2(b)(vi) of the Disclosure Schedule, to such counsel's knowledge, no consent of any Person is necessary to the consummation of the Transac



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         tions, including consents from parties to loans,  contracts,  leases or other agreements and consents from governmental agencies, whether federal, state or local;

                                   (vii)   Except  as  set   forth  in   Section
         7.2(b)(vii) of the Disclosure Schedule, to such counsel's knowledge, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving Seller or any Business Subsidiary, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Seller or any Business Subsidiary pursuant to this Agreement or in connection with the Transac tions other than to contracts or agreements which the parties have deemed to be non-Material Contracts;

                                   (viii) no facts have come to the attention of
         such counsel which would lead such counsel to believe that any repre sentation or warranty of Seller contained herein or in the Disclosure Schedule or any supplement thereto is incorrect or misleading;

                                   (ix)   Except   as  set   forth  in   Section
         7.2(b)(ix) of the Disclosure Schedule, to such counsel's knowledge, neither Seller (with respect to the Business) nor any Business Subsidiary is subject to any judgment, order or decree which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area; and

                                   (x) Except as set forth in Section  7.2(b)(x)
         of the Disclosure Schedule, to such counsel's knowledge, no notice, charge, claim, action or assertion has been received by Seller or any Business Subsidiary or has been filed, commenced or threatened against Seller or any Business Subsidiary alleging any violation of any of the foregoing.

                           (c)  Consents  Obtained.  All  Required  Consents and
approvals of any Person necessary to the consummation of the Closing and the other Transactions, including Required Consents and approvals from parties to loans, contracts, Leases or other agreements and consents and approvals from Governmental Entities, whether federal, state, local or foreign shall have been

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obtained,  and a copy of each such Required  Consent or approval shall have been provided to Purchaser at or prior to the Closing. All Permits necessary for the operation of the Business and the Business Subsidiary's business either have been transferred to Parent, Purchaser or Purchaser's Subsidiary or have been obtained by Purchaser and its Subsidiaries.

                           (d)  Material  Adverse  Effect.  There shall not have
occurred any Material Adverse Effect or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in a Material Adverse Effect;

                           (e)  Representations  and  Warranties.   All  of  the
representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date, other than repre sentations and warranties that speak as of a specific date or time (which need only be so true and correct as of such date or time);

                           (f) Seller's  Performance of Covenants.  Seller shall
not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Seller to be performed or complied with by it under this Agreement;

                           (g) Line of Credit.  At or prior to the Closing Date,
Parent or Purchaser will have obtained on terms reasonably acceptable to the Parent or Pur chaser the Line of Credit;

                           (h)  Licence  Agreement.  At or prior to the  Closing
Date, Seller shall have entered into a renegotiated license agreement with B.M.E. on terms set forth on Section 7.2(h) of the Disclosure Schedule or on such other terms which are reasonably acceptable to Parent and Purchaser;

                           (i) Certificate of Seller's  Officers.  Purchaser and
Purchaser's Subsidiary shall have received from Seller a certificate, dated the Closing Date, duly executed by the Chairman of the Board or the President, and the Chief Financial Officer, Chief Accounting Officer, Treasurer or Controller of Seller, satisfactory in form to Purchaser and Purchaser's Subsidiary, to the effect of para graphs (c), (d), (e) and (f) above; and

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                           (j) Purchaser shall have received (i) a certification
of non- foreign status for Seller or any Business Subsidiary that is selling assets pursuant to this Agreement in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder and (ii) any other certifications which may be required under Applicable Law stating that, except for Transfer Taxes for which Purchaser is responsible under Section 10.1 hereof, no Taxes are due to any taxing authority for which the Purchaser could have liability to withhold and pay with respect to the transfer of the Assets.

The foregoing conditions are for the sole benefit of Purchaser and Purchaser's Subsidiary and may be waived by either Purchaser or Purchaser's Subsidiary, in whole or in part, at any time and from time to time in the sole discretion of Purchaser or Purchaser's Subsidiary. The failure by Purchaser or Purchaser's Subsidiary at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                           (k)  Resolution of ODA Business  Conflict.  Purchaser
shall have obtained with the cooperation of Seller, on terms satisfactory to Purchaser and its counsel, resolution of the ODA Business Conflict.

                           (l) Due Diligence.  Purchaser  shall have completed a
due diligence review of the Domestic Business and Seller's Purchased Subsidiaries and such due diligence review shall not reveal any facts, developments or circumstances that cause or are reasonably likely to cause a Material Adverse Effect.

                           (l) Name  Change.  Seller shall have changed its name
in a manner reasonably satisfactory to Purchaser.

                Section 7.3   Conditions to Obligations of  Seller to Effect the
                              --------------------------------------------------
                              Closing.
                              -------

                           (a)  Representations  and  Warranties.   All  of  the
representations and warranties of each of Parent, Purchaser's Subsidiary and Purchaser set forth in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as

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of  the  date  of  this  Agreement  and  as of  the  Closing  Date,  other  than representations and warranties that speak as of a specific date or time (which need only be so true and correct as of such date or time).

                           (b)    Parent's,    Purchaser's    and    Purchaser's
Subsidiary's Performance of Covenants Breach. Parent, Purchaser and Purchaser's Subsidiary shall not have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant of Parent, Purchaser and Purchaser's Subsidiary to be performed or complied with by it under this Agreement;

                           (c)   Certificate   of  Parent's,   Purchaser's   and
Purchaser's  Subsidiary's Officers.  Seller shall have received from Purchaser's
Subsidiary, Purchaser and Parent a certificate, dated the Closing Date, duly executed by the Chairman of the Board or President, and the Chief Financial Officer, Chief Account ing Officer, Treasurer or Controller, of the Parent, Purchaser, and Purchaser's Subsid iary satisfactory in form to Seller, to the effect of (a) and (b) above.

                           (d) Government Action.  There shall not be threatened
or pending any suit, action or proceeding by any Governmental Entity: seeking to impose material limitation on the ability of, or rendering Seller unable, to accept for payment or pay for or purchase some or all of the Assets or otherwise to consummate the Closing.

                           (e) Line of Credit.  At or prior to the Closing Date,
Seller will have obtained a release of liabilities arising form its existing line of credit.

                           (f)  Resolution  of  ODA  Business  Conflict.  If the
resolution  of the ODA  Business  Conflict  involves  and  impacts  Seller,  the resolution of the ODA Business Conflict shall be on terms reasonably satisfactory to Seller and its counsel.

                           (g)  Consents.  All  consents  and  approvals  of any
Person necessary to the consummation of the Closing and the other Transactions, including Required Consents and approvals from parties to loans, contracts, Leases or other agreements and consents and approvals from Governmental Entities, whether federal, state, local or foreign shall have been obtained, and a copy of each such Required Consent or approval shall have been provided to Seller at or prior to the Closing.

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                           (h) Nevada  Loan.  At or prior to the  Closing  Date,
Seller will have received a payment guarantee from Parent with respect to Purchaser's obligations under the Nevada Loan.

                                  ARTICLE VIII

                                   TERMINATION

                 Section 8.1 Termination. This Agreement may be terminated or abandoned at any time prior to the Closing Date:

                           (a) By the mutual  written  consent of Purchaser  and
Seller;

                           (b) By either  Purchaser,  Purchaser's  Subsidiary or
Seller if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the acquisition by Purchaser or Purchaser's Subsidiary of the Business or any of the Business Subsidiaries and such order, decree, ruling or other action shall have become final and non-appealable;

                           (c) By either  Purchaser,  Purchaser's  Subsidiary or
Seller upon written notice given to the other party in the event that the Closing shall not have taken place on or before June 30, 2001; provided, that the failure of the Closing to occur on or before such date is not the result of a breach of any covenant, agree ment, representation or warranty hereunder by the party seeking such termination;

                           (d) By either  Purchaser,  Purchaser's  Subsidiary or
Seller upon written notice given to the other party in the event that the Transactions contem plated by this Agreement are not approved and adopted at the Stockholders Meeting by the affirmative vote of the requisite number of shares of the outstanding shares of Seller's common stock;

                           (e) By Seller:

                                   (i)  if  Parent,   Purchaser  or  Purchaser's
         Subsidiary  shall have  breached  in any  material  respect  any of its

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

         represen tations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by Seller to Parent, Purchaser or Pur chaser's Subsidiary specifying such breach; or

                                   (ii) if Seller has entered into an agree ment
         with respect to a Superior Proposal or Seller or the Board of Direc tors of Seller has approved or recommended a Superior Proposal in accordance with Section 6.5(b), provided Seller has complied with all provisions of Section 6.5, including the notice provisions therein, and that simultaneously with the termination of this Agreement Seller makes payment to the Parent as provided in Section 8.2(b);

                          (f)    By Parent, Purchaser or Purchaser's Subsidiary:

                                   (i) if  Seller  shall  have  breached  in any
         material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by Parent, Purchaser or Purchaser's Subsidiary to Seller specifying such breach;

                                   (ii)  if  the  investigation  referred  to in
         Section 6.2(e) reveals any environmental condition at, on, under or in relation to, all or any portion of the Assets (including all Real Property) or the business conducted thereat that could, in Purchaser's or Purchaser's Subsidiary's sole and absolute opinion, subject the Business, Purchaser, Purchaser's Subsidiary or any of their Affiliates to (x) environmental liability or potential environmental liability arising out of, resulting from or relating to any Environmental Claim,
         (y) any investigation, audit, enforcement action, administrative or court proceeding, or any other proceeding, by or on behalf of any Governmental Entity or (z) liability under any Environmental Laws;

                                   (iii) if, prior to the Closing,  the Board of
         Directors of Seller shall have withdrawn, or modified or changed in a manner adverse to Parent, Purchaser, or Purchaser's Subsidiary its ap proval or recommendation of the Agreement or shall have recommended or approved, or announced a neutral position with respect to, an Acquisi

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

         tion Proposal or upon request of Parent, Purchaser, or Purchaser's Subsid iary shall fail to reaffirm its approval and recommendation of this Agree ment;

                                   (iv) if  there  shall  have  been a  material
         breach by Seller of any provision of Section 6.5; or

                                   (v) there shall have  occurred  any  Material
         Adverse Effect or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Material Adverse Effect.

                 Section 8.2        Effect of Termination.
                                    ---------------------

                           (a) In the event of the termination or abandonment of
this Agreement by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Agreement is made, and there shall be no liability or obligation thereafter on the part of Parent, Purchaser, Purchaser's Subsidiary or Seller except (A) for fraud, (B) for breach of this Agreement prior to such termination or abandonment of the Transactions, (C) as set forth in Section 8.2(b) hereof and (D) as set forth in Section 10.1.

                           (b)  If  (x)   Parent,   Purchaser   or   Purchaser's
Subsidiary terminates this Agreement pursuant to Section 8.1(f)(iii) or Section 8.1(f)(iv), or (y) Seller terminates this Agreement pursuant to Section 8.1(e)(ii), or (z) either Parent, Purchaser or Purchaser's Subsidiary terminates this Agreement pursuant to Section 8.1(d) and at the time of the Stockholders Meeting an acquisition proposal is pending then in each case, Seller shall pay, or cause to be paid to Parent, at the time of termination, an amount equal to $200,000 (two hundred thousand dollars) (the "Termination Fee") plus an amount equal to Parent's, Purchaser's and Purchaser's Subsidiary's actual and reasonably documented out-of-pocket expenses (the "Ex penses") incurred by
Parent, Purchaser or Purchaser's Subsidiary in connection with the this Agreement and the consummation of the Transactions, which Expenses shall not exceed $500,000 (five hundred thousand dollars). In addition, if this Agreement is terminated by Parent, Purchaser's Subsidiary or Purchaser pursuant to Section 8.1(f)(i) and if Seller shall thereafter, within 12 months after such

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

termination, enter into an agreement with respect to any Acquisition Proposal, then Seller shall pay the Termination Fee concurrently with entering into any such agreement and Seller shall pay Parent the Expenses. Any payments required to be made pursuant to this Section 8.2(b) shall be made by wire transfer of same day funds to an account designated by Parent.

                  Section 8.3 Extension; Waiver. At any time prior to the Closing, each of the parties hereto may (i) extend the time for the performance of any of the obligations or acts of the any other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein or (iv) waive any condition to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                                 INDEMNIFICATION

                 Section 9.1        Indemnification; Remedies.
                                    -------------------------

                           (a) Seller shall indemnify,  defend and hold harmless
the Purchaser Indemnified Persons from and against and in respect of (x) all Purchaser Losses and (y) all Retained Liabilities (including those Liabilities arising from Seller's Foreign Subsidiaries which would be considered Retained Liabilities as provided in Section 2.4 hereof).

                           (b) Seller shall indemnify,  defend and hold harmless
the Purchaser Indemnified Persons from and against and in respect of:

                                   (i) any and all Taxes  imposed  upon  Parent,
         Purchaser, Purchaser's Subsidiary, any Affiliate of Parent or any Seller's Purchased Subsidiary attributable to the Assets or Business or the operations or the income of Seller or any Business Subsidiary (provided that with respect to Taxes imposed on any Seller's Purchased Subsidiary, solely to the extent such Taxes exceed the amounts shown as reserved for Taxes on the Statement of the Closing Date Net Assets with respect to such Seller's Purchased Subsidiary) with respect or pursuant

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

         to (w) any Pre-Closing Period, (x) any Straddle Period, but only with respect to the Pre-Closing Straddle Period and in the manner provided in Section 6.14(a) and (y) a breach or inaccuracy in any representation contained in Section 4.24 of this Agreement or any covenant of Seller set forth in Section 6.14 or this Article IX; and

                                   (ii) any withdrawal  liability under ERISA to
         which the Purchaser or Purchaser's Subsidiary becomes liable arising solely as a result of any complete or partial withdrawal from any multi-employer plan (as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code) by Seller or any ERISA Affiliate.

                           (c)  Seller's   indemnification   obligations   under
Sections   9.1(a)  and  9.1(b)  shall  be  subject  to  each  of  the  following limitations:

                                   (i)  Seller's   indemnification   obligations
         relating to (A) ERISA Claims shall survive only until the sixth anniver sary of the Closing Date and (B) Tax Claims shall survive until six months after the expiration of the applicable tax statute of limitations (as the same may be extended). No claim for the recovery of any Tax Claims or ERISA Claims may be asserted by any Purchaser Indemnified Person after the expiration of the applicable indemnification period; provided, however, that claims first asserted in writing by any Purchaser Indemni fied Person with reasonable specificity prior to the expiration of the applicable indemnification period shall not thereafter be barred by the expiration of the applicable indemnification period; and

                                   (ii) No indemnification  for Purchaser Losses
         related to breaches of  representations  and warranties  asserted under
         Section 9.1(a) including with regard to Seller's Foreign Subsidiaries shall be required until such Purchaser Losses exceed $50,000, and then such Purchaser Losses, shall be indemnified from the first dollar of Purchaser Losses.

                                   (iii)  Except  as  provided  in this  Section
         9.1(c)(iii), no indemnification for Purchaser Losses related to breaches of representations and warranties relating to Seller's Foreign Subsidiaries or to the deemed "Retained Liabilities" of the Seller's Foreign Subsidiaries asserted under Section 9.1(a)(y) hereof shall exceed $500,000 (five hundred thousand dollars) with respect to each Seller's Foreign Subsidiary provided that there will be no

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

         indemnification for Purchaser Losses related to breaches of representations and warranties relating to Turon MSI or to the deemed "Retained Liabilities" of Turon MSI asserted under Section 9.1(a)(y) hereof.

                           (d)  Purchaser  and  Purchaser's   Subsidiary   shall
indemnify and hold Seller Indemnified Persons harmless from and against, Seller Losses all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed on, sustained, incurred or suffered by Seller, directly or indirectly, by reason of or resulting from any and all Taxes imposed upon any Seller's Purchased Subsidiary with respect or pursuant to (i) any taxable period beginning after the Closing Date and (ii) any Straddle Period, but only for taxes with respect to the portion of such Straddle Period which is not attributable to a Pre-Closing Straddle Period in the manner provided in Section 6.14(a) hereof.

                           (e) Without  regard to the  limitations  set forth in
Section 9.1(c)(iii), the aggregate liability of Seller for breaches in the representations and warranties included in this Agreement shall not exceed $6,000,000 (six million dollars) ("Seller's Indemnification Amount").

                  Section 9.2 Notice of Claim; Defense. Purchaser or Purchaser's Subsidiary on one hand and Seller on the other hand shall give each other prompt notice of any third-party claim that may give rise to any indemnification obligation under this Article IX, together with the estimated amount of such claim, and Seller shall have the right to assume the defense (at Seller's expense) of any such claim through counsel of Seller' own choosing by so notifying Purchaser or Purchaser's Subsidiary within 30 days of the first receipt by Seller of such notice from Purchaser; provided, however, that any such counsel shall be reasonably satisfactory to Purchaser or Purchaser's Subsidiary. Failure to give such notice shall not affect the indemnifica tion obligations hereunder in the absence of actual and material prejudice. If, under applicable standards of professional conduct, a conflict with respect to any significant issue between any Purchaser Indemnified Person and Seller exists in

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respect of such  third-party  claim,  Seller shall pay the  reasonable  fees and expenses of such additional counsel as may be required to be retained in order to eliminate such conflict. Seller shall be liable for the fees and expenses of counsel employed by Purchaser or Pur chaser's Subsidiary for any period during which Seller has not assumed the defense of any such third-party claim (other than during any period in which Purchaser or Purchaser's Subsidiary will have failed to give notice of the third-party claim as provided above). If Seller assumes such defense, Purchaser or Purchaser's Subsidiary shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Seller, it being understood that Seller shall control such defense. If Seller chooses to defend or prosecute a third-party claim, Purchaser or Purchaser's Subsidiary shall cooperate in the defense
or  prosecution  thereof,   which  cooperation  shall  include,  to  the  extent
reasonably requested by Seller, the retention, and the provision to Seller, of records and informa tion reasonably relevant to such third-party claim, and making employees of the Business available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. If Seller chooses to defend or prosecute any third-party claim, Purchaser shall agree to any settlement, compromise or discharge of such third-party claim that Seller may recommend and that, by its terms, discharges Purchaser, Purchaser's Subsidiary and any of their Affiliates from the full amount of liability in connection with such third-party claim; provided, however, that, Seller shall not consent to, and Purchaser shall not be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunc tive or other non-monetary relief affecting Purchaser, Purchaser's Subsidiary or any of their Affiliates or (ii) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each Purchaser Indemnified Person that is the subject of such third-party claim.

                 Section 9.3       Procedures Related to Tax Contests.
                                   ----------------------------------

                           (a)  Notice  Requirement.  Seller  and  Parent  shall
promptly notify the other in writing upon receipt by either or any of their Affiliates of notice of any pending or threatened Tax Audit which may materially affect the liability for Taxes for which Seller would be required to indemnify Parent, any of its Affiliates or any Seller's Purchased Subsidiary pursuant to
Section 9.1(b)(i) or for which Parent would be required to indemnify Seller pursuant to Section 9.1(d).

                           (b) If such Tax Audit involves solely Taxes for which
Seller is liable (taking into consideration any indemnification obligation pursuant to this Agreement), Seller shall at its expense control the complete defense and settlement of the interests of itself and each other party in such Tax Audit, provided that Seller notifies Parent in writing within thirty (30)

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days of receiving  notice from Parent under  Section  9.3(a).  Seller shall keep
Parent informed about, and shall allow Parent to participate in, at its sole expense, the defense of any such Tax Audit. Seller shall not pay, discharge, settle, compromise, litigate, or otherwise dispose (collectively, "dispose") of any item subject to such Tax Audit without obtaining the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed; such consent shall be deemed not to be unreasonably withheld or delayed if the disposition of any item would result in an increase in the liability for Taxes of Parent or any Affiliate of Parent.

                           (c) If Seller does not provide  Parent with notice as
required under this Section 9.3(b), Parent shall control the defense of any Tax Audit involving solely Taxes for which Seller is liable (taking into account any indemnification obligation imposed pursuant to this Agreement) and shall be entitled to dispose of such item subject to Tax Audit without the written consent of Seller. If, prior to Parent reaching a proposed settlement with respect to such Tax Audit, Seller notifies Parent that it desires to participate in such Tax Audit, Seller shall be entitled to do so provided that Seller doing so would not prejudice Parent with respect to the Tax authorities dealing with such audit and Seller shall pay to Parent, prior to Seller assuming control of such Tax Audit, Parent's costs and expenses (including attorneys' fees, other out-of-pocket costs and any allocable costs) incurred to date in handling such Tax Audit. Thereafter, the provisions of Section 9.3(b) shall govern the han dling of such Tax Audit.

                           (d) If a Tax Audit  involves  Taxes  for  which  both
Seller and Parent may be liable, Parent shall at its expense control the complete defense and settlement of the interests of itself and each other party in such Tax Audit; provided, however, that (i) Parent shall keep Seller informed about, and shall consult with Seller in good faith about, any items in such Tax Audit with respect to Taxes for which Seller is liable and (ii) Parent shall not be entitled to dispose of any item subject to such Tax Audit with respect to Taxes for which Seller is liable without obtaining the prior consent of Seller, which consent shall not be unreasonably withheld.

                           (e)  Parent,  in  its  sole  discretion  and  at  its
expense, shall control the complete defense and settlement of the interests of itself and each other party in any other Tax Audit.

                  Section  9.4   Survival   of   Indemnification   Claims.   The
indemnification obligations set forth in this Article IX shall survive the Closing.

                  Section 9.5 Tax Effect of Indemnification Payments. All indemnity payments made by Seller to Purchaser Indemnified Persons, or by Purchaser Indemni fied Persons to Seller, pursuant to this Agreement shall be treated for all Tax purposes as adjustments to the consideration paid with respect to the Assets.

                  Section 9.6 Effect of Investigation. The right to indemnification, payment of Purchaser Losses or for other remedies based on any representation, warranty, covenant or obligation of Seller contained in or made pursuant to this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the date the Closing occurs, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition to the obligation of Purchaser or Purchaser's Subsidiary to consummate the Transactions, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, payment of Purchaser Losses, or other remedy based on such representation, warranty, covenant or obligation.

                  Section  9.7  Survival  of  Covenants,   Representations   and
Warranties. Except for the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.12, Section 4.16, Section 4.24, Section 4.28,
Section 4.29, Section 4.32 and Section 6.14 each of which shall survive forever, the remaining representations and warranties of Seller made herein or in any other documentation delivered pursuant to this Agreement and the covenants and agreements to be performed on or prior to the Closing Date shall survive until April 30, 2002; provided, that (a) expiration of a representation, warranty, covenant or agreement shall not affect the obligations of a party with respect to claims for indemnification for which notice has been given to the indemnifying party in accordance with this Article IX prior to such expiration and (b) all covenants, agreements and indemnification matters that contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive the Closing Date.

                  Section 9.8 Right of Offset. The parties hereto agree that in the event a claim for indemnification by a Purchaser Indemnified Person is not paid within thirty (30) days of reaching an agreement thereof or a court determination that Seller has an indemnifiable obligation, Purchaser and Parent shall have the uncondi tional right to offset, on a dollar for dollar basis, against the principal payments on the Nevada Loan, in the reverse order of maturity, the amount of any such claim for indemnification made by a Purchaser Indemnified Person pursuant to Article IX hereof.

                                    ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as specifically provided to the contrary in this Agreement and except as provided in Section 8.2(b) and as follows:

                           (a)   Purchaser   shall  bear  the  fee   payable  in
connection with the Pre-Merger Notification filing required by the HSR Act; and

                           (b) All Transfer  Taxes arising out of, in connection
with or attributable to the transactions effected pursuant to this Agreement shall be borne and paid by the party on whom the law imposes the primary obligation to pay such Transfer Tax. Notwithstanding Section 6.14(b), the Transfer Tax payor shall prepare and timely file all relevant Tax Returns required to be filed in respect of such Transfer Tax, pay the Transfer Tax shown on such Tax Return, and notify the other parties in writing of the Transfer Tax shown on such Tax Return and how such Transfer Tax was calculated. The party making such Transfer Tax payment shall provide the other party for its review and comment a copy of the Transfer Tax Return at least ten (10) days prior to the Due Date for filing such Tax Return. The Parties shall attempt to resolve any disagreement with respect to the contents of the Transfer Tax Return prior to filing. If any disagreements cannot be resolved, the Transfer Tax Return shall be filed as prepared by the Transfer Tax Payor.

                  Section 10.2 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

                  Section 10.3 Notices. All notices and other communications hereun der shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

if to Parent, Purchaser or Purchaser's Subsidiary, to:

                           Union Espanola de Explosivos S.A.
                           Av. Del Partenon, 16-5a Pl.
                           Campo de las Naciones
                           28042 Madrid, Spain

                           Attention:      Jose Fernando Sanchez-Junco
                                                   and
                                           Carlos Gastanaduy
                           Telephone:      34-91-722-0100
                           Telocopy:       34-91-722-0101



                           with a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036

                           Attention:      Paul T. Schnell, Esq.
                                                   and
                                           Richard J. Grossman, Esq.
                           Telephone:       (212) 735-3000
                           Telecopy:        (212) 735-2000

                            and
if to Seller, to:

                           Mining Services International Corporation
                           8805 South Sandy Parkway
                           Sandy, Utah 84070-6408

                           Attention: John T. Day, Sc.D.
                           Telephone: (801) 233-6000
                           Telecopy: (801) 233-6004

                           with a copy to:

                           Parr Waddoups Brown Gee & Loveless
                           185 South State Street. Suite 1300
                           Salt Lake City, Utah 84111

                           Attention: Scott W. Loveless, Esq.
                           Telephone: (801) 532-7840
                           Telecopy:  (801) 532-7750

or to such other address as a party may from time to time designate in writing in accordance with this section. Each notice or other communication given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been received (a) on the Business Day it is sent, if sent by personal delivery, or (b) on the first Business Day after sending, if sent by overnight delivery, properly addressed and prepaid or (c) upon receipt, if sent by mail (regular, certified or registered); provided, however, that notice of change of address shall be effective only upon receipt. The parties agree that delivery of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.3, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                  Section 10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 10.5 Entire Agreement; No Third Party Beneficiaries. This Agreement, the Disclosure Schedule and other schedules, annexes, and exhibits hereto and the Confidentiality Agreement (a) constitute the entire agreement and supercede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof, and (b) are not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder.

                  Section 10.6 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  Section 10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                Section 10.8 Enforcement; Venue. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal or state court sitting in the State of Delaware.

                  Section 10.9 Election of Remedies. Neither the exercise of nor the failure to exercise a right of set-off or to give notice of a claim under this Agreement will constitute an election of remedies or limit Purchaser or Purchaser's Subsidiary or any of the Purchaser Indemnified Persons on the one hand, or Seller or any of the Seller Indemnified Persons on the other hand, in any manner in the enforcement of any other remedies that may be available to any of them, whether at law or in equity.

                  Section 10.10 Assignment. Neither this Agreement not any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that Purchaser or Purchaser's Subsidiary may assign, in their sole discretion, any or all of their rights and interests hereunder to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  Section 10.11 Headings. The article, section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                IN WITNESS WHEREOF, Parent, Purchaser, Purchaser's Subsidiary and Seller have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                           UNION ESPANOLA DE EXPLOSIVOS S.A.

        [SEAL]

                                           By: /s/ Jose F. Sanchez-Junco
                                               -------------------------
                                           Name: Jose F. Sanchez-Junco
                                           Title: Chairman and CEO

                                           UNION ESPANOLA DE EXPLOSIVOS - MSI
                                           INTERNATIONAL, S.A.


        [SEAL]
                                           By :/s/ Jose F. Sanchez-Junco
                                              --------------------------
                                           Name: Jose F. Sanchez-Junco
                                           Title: Chairman

                                           UMSI ACQUISITION CO.


        [SEAL]
                                           By : /s/ Jose F. Sanchez-Junco
                                              ---------------------------
                                           Name: Jose F. Sanchez-Junco
                                           Title: President


                                           MINING SERVICES INTERNATIONAL, INC.

         [SEAL]
                                           By: /s/ John T. Day
                                             ---------------------------
                                           Name: John T. Day
                                           Title: President

                                       Solely for purposes of Section 9.8 hereof

                                       NEVADA CHEMICALS INC.


         [SEAL]
                                       By : /s/ John T. Day
                                          -----------------------------
                                       Name: John T. Day
                                       Title: President


432667.07-New York S7A
                                      D- 1

                      AMENDMENT TO ASSET PURCHASE AGREEMENT



         THIS AMENDMENT (this "Amendment") to the Asset Purchase Agreement dated November 30, 2000 (the "Asset Purchase Agreement"), in entered into as of February 22, 2001, by and among Union Espanola de Explosivos S.A. ("Parent"), a Spanish S.A., Union Espanola de Explosivos-MSI International, S.A., a Spanish S.A. ("Purchaser"), UMSI Acquisition Co., a Delaware corporation ("Purchaser's Subsidiary"), and Mining Services International Corporation, a Utah corporation ("Seller"), based on the following:

                                    Premises

         A. The parties entered into the Asset Purchase Agreement pursuant to which Purchaser is acquiring certain assets and liabilities of Seller.

         B. Subsequent to the execution of the Asset Purchase Agreement, the accounting treatment of the transaction has been further refined. Consequently, the parties wish to enter into this Amendment to clarify the consequences of the accounting.


                                    Agreement

         NOW, THEREFORE, based on the foregoing premises and in consideration of the agreements, representations, warranties, and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound hereby, the parties hereto hereby agree as follows:

         1. General Price Adjustments. Subsection 2.6(a) is amended to read in its entirety as follows:

              (a) For purposes of this Agreement, the term "Net Assets" shall mean, as of the date immediately preceding the Closing Date, the total assets of the Business, which total Net Assets shall equal: (i) the gross assets of the Business (without taking into consideration any deprecation or amortization accrued over the period from June 30, 2000, through the Closing Date, or any impairment writedown of the assets of the Seller as a result of the purchase price agreed to by the parties herein) minus (ii) the gross liabilities of the Business, each as determined in accordance with United States generally accepted accounting principles (GAAP) consistently applied throughout the periods determined on the same basis as used to prepare the June 30, 2000, balance sheet.

         2. Ratification of Asset Purchase Agreement. Except as specifically provided in paragraph 1 this Amendment, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Asset Purchase Agreement.

         3. Effect on Purchase Agreement. The amendments to the Asset Purchase Agreement contemplated by this Amendment are limited precisely as written and shall not be deemed to be an amendment to any other terms or conditions of the Asset Purchase Agreement. The Asset Purchase Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Asset Purchase Agreement shall be deemed to mean the Asset Purchase Agreement as amended by this Amendment.

         4. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED UNDER THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF.

         5. Headings. The section headings in this Amendment are intended solely for convenience and shall be given no effect in the construction and interpretation hereof.

         6. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Parent, Purchaser, Purchaser's Subsidiary and Seller have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                           UNION ESPANOLA DE EXPLOSIVOS S.A.



                                           By___________________________________
                                             Name: Jose F. Sanchez-Junco
                                             Title: Chairman and CEO

                                           UNION ESPANOLA DE EXPLOSIVOS -
                                           MSI INTERNATIONAL, S.A.



                                           By___________________________________
                                             Name: Jose F. Sanchez-Junco
                                             Title: Chairman

                                           UMSI ACQUISITION CO.



                                           By___________________________________
                                             Name: Jose F. Sanchez-Junco
                                             Title: President

                                           MINING SERVICES INTERNATIONAL, INC.



                                           By___________________________________
                                             Name: John T. Day
                                             Title: President

                      Amendment to Asset Purchase Agreement

                           AMENDMENT NO. 2, dated as of May 11, 2001, (this
"Amendment"), to the Asset Purchase Agreement, dated as of November 30, 2000, as amended (the "Purchase Agreement"), by and among Union Espanola de Explosivos S.A. ("Parent"), a Spanish S.A., Union Espanola de Explosivos-MSI International, S.A., a Spanish S.A. ("Purchaser"), Mining Services International, Inc., a Delaware corporation and successor to UMSI Acquisition Co., a Delaware corporation ("Purchaser's Subsidiary"), and Mining Services International Corporation, a Utah corporation ("Seller", and together with Parent, Purchaser and Purchaser's Subsidiary, the "Parties"). Capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement.

                              W I T N E S S E T H :

         WHEREAS, the Parties desire to exercise their right pursuant to Section
10.2 of the Purchase Agreement to amend the Purchase Agreement as set forth below;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Amendment to Section 1.1 of the Purchase Agreement. Section 1.1 of the Purchase Agreement is hereby amended by amending and restating the definition of "Financial Statements" contained therein to read as follows:

"Financial Statements" shall mean (a) the consolidated balance sheets of Seller as at December 31, in each of the years 1997, 1998, 1999 and 2000 together with consolidated statements of income, shareholders' equity and cash flows for each of the years then ended, together with the notes thereto, all certified by Tanner+Co, independent certified public accountants, whose reports thereon are included therein, (b) an unaudited consolidated balance sheet of the Seller as at March 30 and June 30, 2000 and unaudited consolidated statements of income, shareholders' equity and cash flows for the quarterly period then ended, and (c) an unaudited balance sheet of each of the Seller's Foreign Subsidiaries as at December 31, 1999 and March 31 and June 30, 2000 and unaudited statements of income for the quarterly periods then ended, except for Eastern Mining Services and Turon-MSI for which an unaudited balance sheet as at December 31, 1999 and October 31, 2000 will be provided and unaudited statements of income for the one year and ten months periods then ended."

2. Amendment to Section 2.5 of the Purchase Agreement. Section 2.5 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

"Section 2.5. The Purchase Price. On the basis of the June 30, 2000 pro forma balance sheet reviewed by Arthur Andersen and attached hereto as Section 2.5 of the Disclosure Schedule (the "June 30, 2000 Balance Sheet"), subject to the terms and conditions of this Agreement and the adjustments provided for in Sections 2.6 and 2.7 hereof, in consideration of the aforesaid assumption of the Liabilities and the sale, conveyance, assignment, transfer and delivery: (x) to Purchaser's Subsidiary of the Tangible Assets of the Domestic Business, (y) to Parent or an Affiliate of Parent of the Intangible Assets of the Domestic Business and (z) to Parent or Purchaser of all of Seller's shares or interests in Seller's Foreign Subsidiaries, at the Closing Purchaser shall (i) pay to Seller an amount of cash equal to six million three hundred and fifty thousand dollars ($6,350,000), (such amount, as adjusted, is referred to herein as the "Purchase Price")."

3.   Amendment to Section 2.6(e) of the Purchase Agreement. Subsection(e) of
     Section 2.6 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

     "(e)Within twenty (20) days after the later of (i) the Adjustment Date,
(ii) the date of the settlement of any dispute made in accordance with the provisions of Section 2.6(d)(ii) above, or (iii) the date of the decision of the Independent Accounting Firm in connection with any dispute made in accordance with the provisions of Section 2.6(d)(iii) above and provided that the difference is greater than $400,000 (four hundred thousand dollars): Seller shall reimburse Purchaser, by wire transfer of immediately available funds, to such bank as indicated by Purchaser in an amount by which the Closing Date Net Assets (without giving effect to (i) any change in depreciation or amortization from June 30, 2000 through the Closing Date or (ii) any net operating loss from Tennessee Blasting Services, LLC, ("TBS") from May 25, 2001 to the Closing Date) is less than the Target Net Assets minus $400,000.

4.   Amendment to Section 2.7(a) of the Purchase Agreement. Subsection(a) of
     Section 2.7 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

     "(a) Purchaser shall use reasonable commercial efforts in the ordinary course of business (not including litigation) to collect the Accounts Receivable of the Domestic Business. All payments from any customer shall first be credited to the Original Accounts Receivable (as defined) unless a customer expresses specific disputes with respect to an outstanding bill or invoice, which dispute shall then be immediately brought to the attention of the Seller. For purposes of this Agreement, the term "Original Accounts Receivable" shall mean, the total Accounts Receivables of the Domestic Business which constitute a part of the Assets as of the Closing Date. For purposes of this Agreement, the term "Final Uncollected Accounts Receivable" shall mean, the total Accounts Receivables of the Domestic Business, other than those due to Seller from TBS, which constitute a part of the Assets which have not been collected in full by Purchaser as of the date two hundred and forty days from the Closing Date."

5. Amendment to Article IV of the Purchase Agreement. Article IV of the Purchase Agreement hereby is amended to add the following new Section 4.35:

              "Section 4.35 Updated Opinion of Financial Advisor. Seller's Board of Directors has received the opinion of Christenberry Collet and Company, Inc., dated on or before May 11, 2001, a copy of which has been provided to Parent, Purchaser's Subsidiary and Purchaser, to the effect that, as of such date, the consideration to be received by Seller pursuant to the Purchase Agreement as modified by this Amendment is fair to Seller and Seller's stockholders from a financial point of view."

6. Deletion of Section 7.1(c). Subsection (c) of Section 7.1 of the Purchase Agreement hereby is deleted and replaced with the following: "(c) intentionally omitted".

7. Amendment to Section 7.2 (c). Subsection (c) of Section 7.2 of the Purchase Agreement is hereby amended by adding the following sentence to Subsection
     (c): "The parties hereby acknowledge that as of the date hereof Maine Drilling and Blasting has not granted its consent (the "Maine Drilling Consent") to assign the Supply Agreement between it and Green Mountain Explosives Inc. to the Purchaser and accordingly, Purchaser has undertaken efforts to obtain the Maine Drilling Consent and shall notify Seller by the later of (i) May 31, 2001 and (ii) the date prior to the mailing by Seller to its stockholders of the proxy statement for the Stockholders Meeting that it either waives the condition for the Maine Drilling Consent or terminates this Agreement due to the lack of obtaining the Maine Drilling Consent."

8.   Amendment to Section 8.1(c) of the Purchase Agreement. Subsection (c) of
     Section 8.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

              "(c) By either Purchaser, Purchaser's Subsidiary or Seller upon written notice given to the other party in the event that the Closing shall not have taken place on or before July 31, 2001; provided, that the failure of the Closing to occur on or before such date is not the result of a breach of any covenant, agreement, representation or warranty hereunder by the party seeking such termination;"

9.   Amendment to Section 9.1(e) of the Purchase Agreement. Subsection (e) of
     Section 9.1 is hereby amended and restated in its entirety to read as follows:

              "(e) Without regard to the limitations set forth in Section 9.1(c)(iii), the aggregate liability of Seller for breaches in the representations and warranties included in this Agreement shall not exceed $5,000,000 (five million dollars) ("Seller's Indemnification Amount")."

10. Amendment to Exhibit A. Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.

11. Amendment to Exhibit B. Exhibit B to the Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit B hereto.

12.  Miscellaneous.

     a. Ratification of Purchase Agreement. Except as specifically provided in this Amendment, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Purchase Agreement.

     b. Effect on Purchase Agreement. The amendments to the Purchase Agreement contemplated by this Amendment are limited precisely as written and shall not be deemed to be an amendment to any other terms or conditions of the Purchase Agreement. The Purchase Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Purchase Agreement shall be deemed to mean the Purchase Agreement as amended by this Amendment.

     c. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED UNDER THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF.

     d. Headings. The section headings in this Amendment are intended solely for convenience and shall be given no effect in the construction and interpretation hereof.

     e. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                            [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, Parent, Purchaser, Purchaser's Subsidiary and Seller have executed this Amendment No. 2 to the Purchase Agreement or caused this Amendment No. 2 to the Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.





                                            UNION ESPANOLA DE EXPLOSIVOS S.A.

                                            By
                                              ----------------------------------
                                            Name: Jose F. Sanchez-Junco
                                            Title: Chairman and CEO


                                            MINING SERVICES INTERNATIONAL, INC.

                                            By
                                              ----------------------------------
                                            Name: Jose F. Sanchez-Junco
                                            Title:   President


                                            UNION ESPANOLA DE EXPLOSIVOS-MSI
                                            INTERNATIONAL, S.A.

                                            By
                                              ----------------------------------
                                            Name: Jose F. Sanchez-Junco
                                            Title:   Chairman


                                            MINING SERVICES INTERNATIONAL,
                                            CORPORATION

                                            By
                                              ----------------------------------
                                            Name: John T. Day
                                            Title:   President